                                                                    Exhibit 10.1



                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN


                                  MATTEL, INC.


                                       AND



                           THE LEARNING COMPANY, INC.



                          DATED AS OF DECEMBER 13, 1998

                                TABLE OF CONTENTS


ARTICLE I.                     DEFINITIONS .......................................................................2

ARTICLE II.                    THE MERGER .......................................................................11

         SECTION 2.1.          THE MERGER........................................................................11
         SECTION 2.2.          CLOSING AND CLOSING DATE..........................................................11
         SECTION 2.3.          EFFECTIVE TIME....................................................................11
         SECTION 2.4.          EFFECTS OF THE MERGER.............................................................12
         SECTION 2.5.          CERTIFICATE OF INCORPORATION; BYLAWS..............................................12
         SECTION 2.6.          DIRECTORS AND OFFICERS............................................................12
         SECTION 2.7.          CONVERSION OF SECURITIES..........................................................12
         SECTION 2.8.          TREATMENT OF EMPLOYEE OPTIONS AND OTHER COMPANY STOCK RIGHTS......................14
         SECTION 2.9.          TREATMENT OF EXCHANGEABLE SHARES..................................................15
         SECTION 2.10.         FRACTIONAL INTERESTS .............................................................16
         SECTION 2.11.         SURRENDER OF SHARES OF COMPANY COMMON STOCK; STOCK TRANSFER BOOKS ................16
         SECTION 2.12.         LOST, STOLEN OR DESTROYED CERTIFICATES ...........................................18
         SECTION 2.13.         TAX CONSEQUENCES .................................................................19
         SECTION 2.14.         WITHHOLDING RIGHTS ...............................................................19
         SECTION 2.15.         AFFILIATES .......................................................................19

ARTICLE III.                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY ....................................19

         SECTION 3.1.          ORGANIZATION AND QUALIFICATION....................................................19
         SECTION 3.2.          AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT...................................20
         SECTION 3.3.          CAPITALIZATION....................................................................20
         SECTION 3.4.          SUBSIDIARIES......................................................................21
         SECTION 3.5.          OTHER INTERESTS...................................................................22
         SECTION 3.6.          NO CONFLICT; REQUIRED FILINGS AND CONSENTS........................................22
         SECTION 3.7.          COMPLIANCE........................................................................23
         SECTION 3.8.          SEC DOCUMENTS.....................................................................23
         SECTION 3.9.          ABSENCE OF CERTAIN CHANGES........................................................24
         SECTION 3.10.         LITIGATION .......................................................................24
         SECTION 3.11.         TAXES ............................................................................24
         SECTION 3.12.         EMPLOYEE BENEFIT PLANS ...........................................................26
         SECTION 3.13.         ASSETS ...........................................................................27

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
         SECTION 3.14.         CONTRACTS ........................................................................28
         SECTION 3.15.         LABOR RELATIONS ..................................................................29
         SECTION 3.16.         INTELLECTUAL PROPERTY ............................................................30
         SECTION 3.17.         AFFILIATE TRANSACTIONS ...........................................................31
         SECTION 3.18.         ENVIRONMENTAL MATTERS ............................................................31
         SECTION 3.19.         JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION STATEMENT .........................32
         SECTION 3.20.         OPINION OF FINANCIAL ADVISOR .....................................................32
         SECTION 3.21.         BROKERS ..........................................................................33
         SECTION 3.22.         VOTE REQUIRED ....................................................................33
         SECTION 3.23.         ACCOUNTING AND TAX MATTERS .......................................................33
         SECTION 3.24.         NO OTHER AGREEMENTS TO SELL THE COMPANY OR ITS ASSETS; NO EXISTING DISCUSSIONS ...34
         SECTION 3.25.         INSURANCE ........................................................................34
         SECTION 3.26.         TAKEOVER PROVISIONS INAPPLICABLE .................................................34
         SECTION 3.27.         ACCOUNTS RECEIVABLE ..............................................................34
         SECTION 3.28.         INVENTORY ........................................................................34
         SECTION 3.29.         PRODUCT LIABILITY ................................................................35
         SECTION 3.30.         STANDSTILL AGREEMENT .............................................................35

ARTICLE IV.                    REPRESENTATIONS AND WARRANTIES OF ACQUIROR .......................................35

         SECTION 4.1.          ORGANIZATION AND QUALIFICATION....................................................35
         SECTION 4.2.          AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT...................................35
         SECTION 4.3.          CAPITALIZATION....................................................................36
         SECTION 4.4.          SUBSIDIARIES......................................................................37
         SECTION 4.5.          OTHER INTERESTS...................................................................37
         SECTION 4.6.          NO CONFLICT; REQUIRED FILINGS AND CONSENTS........................................37
         SECTION 4.7.          COMPLIANCE........................................................................38
         SECTION 4.8.          SEC DOCUMENTS.....................................................................38
         SECTION 4.9.          ABSENCE OF CERTAIN CHANGES........................................................39
         SECTION 4.10.         LITIGATION .......................................................................39
         SECTION 4.11.         TAXES ............................................................................40
         SECTION 4.12.         EMPLOYEE BENEFIT PLANS ...........................................................41
         SECTION 4.13.         TITLE TO ASSETS ..................................................................42
         SECTION 4.14.         CONTRACTS ........................................................................42
         SECTION 4.15.         LABOR RELATIONS ..................................................................43
         SECTION 4.16.         INTELLECTUAL PROPERTY ............................................................43
         SECTION 4.17.         ENVIRONMENTAL MATTERS ............................................................44
         SECTION 4.18.         JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION STATEMENT .........................44
         SECTION 4.19.         OPINION OF FINANCIAL ADVISOR .....................................................44
         SECTION 4.20.         OWNERSHIP OF COMPANY COMMON STOCK ................................................45
         SECTION 4.21.         BROKERS ..........................................................................45

         SECTION 4.22.         VOTE REQUIRED ....................................................................45
         SECTION 4.23.         TAX AND ACCOUNTING MATTERS .......................................................45
         SECTION 4.24.         RIGHTS PLAN ......................................................................45

ARTICLE V.                     CONDUCT OF BUSINESS PENDING THE MERGER ...........................................46

         SECTION 5.1.          CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER.............................46
         SECTION 5.2.          CONDUCT OF BUSINESS OF ACQUIROR PENDING THE MERGER................................49

ARTICLE VI.                    ADDITIONAL AGREEMENTS ............................................................50

         SECTION 6.1.          PREPARATION OF FORM S-4 AND THE PROXY STATEMENT; STOCKHOLDER MEETING..............50
         SECTION 6.2.          COOPERATION; NOTICE; CURE.........................................................51
         SECTION 6.3.          NO SOLICITATION...................................................................52
         SECTION 6.4.          ACCESS TO INFORMATION.............................................................54
         SECTION 6.5.          GOVERNMENTAL APPROVALS............................................................54
         SECTION 6.6.          PUBLICITY.........................................................................55
         SECTION 6.7.          INDEMNIFICATION...................................................................55
         SECTION 6.8.          EMPLOYEE BENEFITS MATTERS.........................................................56
         SECTION 6.9.          AFFILIATE AGREEMENTS..............................................................57
         SECTION 6.10.         POOLING ACCOUNTING ...............................................................57
         SECTION 6.11.         TAX TREATMENT OF REORGANIZATION ..................................................58
         SECTION 6.12.         FURTHER ASSURANCES AND ACTIONS ...................................................58
         SECTION 6.13.         STOCK EXCHANGE LISTING ...........................................................58
         SECTION 6.14.         LETTER OF THE COMPANY'S ACCOUNTANTS ..............................................58
         SECTION 6.15.         LETTER OF ACQUIROR'S ACCOUNTANTS .................................................59

ARTICLE VII.                   CONDITIONS OF MERGER .............................................................59

         SECTION 7.1.          CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER.......................59
         SECTION 7.2.          CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER.....................60
         SECTION 7.3.          CONDITIONS TO OBLIGATIONS OF ACQUIROR TO EFFECT THE MERGER........................60

ARTICLE VIII.                  TERMINATION, AMENDMENT AND WAIVER ................................................61

         SECTION 8.1.          TERMINATION.......................................................................61
         SECTION 8.2.          EFFECT OF TERMINATION.............................................................62
         SECTION 8.3.          EXPENSES..........................................................................64
         SECTION 8.4.          AMENDMENT.........................................................................64
         SECTION 8.5.          WAIVER............................................................................64

ARTICLE IX.                    GENERAL PROVISIONS ...............................................................64

         SECTION 9.1.          NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS........................64
         SECTION 9.2.          NOTICES...........................................................................64
         SECTION 9.3.          SEVERABILITY......................................................................65
         SECTION 9.4.          ENTIRE AGREEMENT; ASSIGNMENT......................................................65
         SECTION 9.5.          PARTIES IN INTEREST...............................................................66
         SECTION 9.6.          GOVERNING LAW.....................................................................66
         SECTION 9.7.          HEADINGS..........................................................................66
         SECTION 9.8.          SPECIFIC PERFORMANCE..............................................................66
         SECTION 9.9.          ALTERNATIVE TRANSACTION STRUCTURE.................................................66
         SECTION 9.10.         COUNTERPARTS .....................................................................66




EXHIBITS

EXHIBIT A         FORM OF STOCK OPTION AGREEMENT
EXHIBIT B         FORM OF STOCKHOLDER SUPPORT AGREEMENT
EXHIBIT C         FORM OF COMPANY AFFILIATE LETTER
EXHIBIT D         FORM OF ACQUIROR AFFILIATE LETTER

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of December 13, 1998 (the "Agreement"), between MATTEL, INC., a Delaware corporation ("Acquiror"), and THE LEARNING COMPANY, INC., a Delaware corporation (the "Company").

                                    RECITALS


                  WHEREAS, the Boards of Directors of Acquiror and the Company have each approved the merger of the Company with and into Acquiror (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") upon the terms and subject to the conditions set forth herein;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Acquiror's willingness to enter into this Agreement, Acquiror and the Company have entered into Stock Option Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the "Stock Option Agreement"), pursuant to which the Company has granted to Acquiror an option to purchase shares of common stock of the Company under certain circumstances;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Acquiror's willingness to enter into this Agreement, certain stockholders of the Company have entered into Stockholder Support Agreements with Acquiror, dated as of the date of this Agreement, in the form attached hereto as Exhibit B (the "Stockholder Support Agreements"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of the Company beneficially owned by them in favor of approval and adoption of the Agreement and the Merger;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is intended that, for accounting purposes, the Merger will be accounted for as a "pooling of interests" under GAAP and applicable rules and regulations of the SEC.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror and the Company hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  For purposes of this Agreement, the term:

                  "Acquiror" shall have the meaning set forth in the Preamble.

                  "Acquiror Board" shall have the meaning set forth in Section 2.8(a).

                  "Acquiror Common Stock" shall mean the common stock, par value $1.00 per share, of Acquiror.

                  "Acquiror Contract" shall mean any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Acquiror or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which involves the payment or receipt of money in excess of $5,000,000 in any year.

                  "Acquiror Employee Plans" shall mean all Employee Plans with respect to which Acquiror, any of its Subsidiaries or any ERISA Affiliates of Acquiror or any Subsidiary of Acquiror has or may have any liability (accrued, contingent or otherwise).

                  "Acquiror Disclosure Schedule" shall have the meaning set forth in Article IV.

                  "Acquiror Intellectual Property Rights" shall have the meaning set forth in Section 4.16(a).

                  "Acquiror Option Plans" shall have the meaning set forth in
Section 4.3(a).

                  "Acquiror Options" shall have the meaning set forth in Section 4.3(a).

                  "Acquiror Preferred Stock" shall have the meaning set forth in
Section 4.3(a).

                  "Acquiror Right" shall mean a Right (as defined in the Acquiror Rights Agreement).

                  "Acquiror Rights Agreement" shall mean the Rights Agreement, dated as of February 7, 1992, between Acquiror and The First National Bank of Boston, as Rights Agent.

                  "Acquiror SEC Reports" shall have the meaning set forth in
Section 4.8(a).

                  "Acquiror Series E Preference Stock" shall have the meaning set forth in Section 4.3(a).

                  "Acquiror Special Voting Share" shall mean the one share of a class or series of capital stock of Acquiror, to be issued by Acquiror to, and deposited with, the trustee under the

Old Voting and Exchange Trust Agreement, and to entitle the holder of record thereof to a number of votes at meetings of holders of shares of Acquiror Common Stock equal to the number of shares of Acquiror Common Stock into which the Exchangeable Shares outstanding from time to time after the Effective Time (other than Exchangeable Shares held by Acquiror, its Subsidiaries and Affiliates) are exchangeable, and to have substantially the rights, privileges, restrictions and conditions to be described in the Old Voting and Exchange Trust Agreement.

                  "Acquiror Stockholder Approval" shall have the meaning set forth in Section 4.22.

                  "Acquiror Stockholder Meeting" shall have the meaning set forth in Section 3.19.

                  "Acquisition Proposal" shall have the meaning set forth in
Section 6.3(b).

                  "Acquisition Transaction" shall have the meaning set forth in
Section 6.3(b).

                  "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other Person.

                  "Additional Termination Fee" shall have the meaning set forth in Section 8.2(b).

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

                  "Affiliate Agreement" shall have the meaning set forth in
Section 2.15.

                  "Agreement" shall have the meaning set forth in the Preamble.

                  "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

                  "Average Acquiror Price" shall mean the average of the closing prices of the Acquiror Common Stock on the NYSE as reported on the NYSE Composite Transaction Tape for the Random Trading Days. "Random Trading Days" means the ten trading days selected by lot out of the twenty trading days ending on and including the fifth trading day preceding the Effective Time. The Random Trading Days shall be selected by lot by designated representatives of Acquiror and the Company at 5:00 p.m. New York City time on the second trading day preceding the Effective Time.

                  "Benefit Arrangement" shall mean, with respect to any Person, any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation other than Welfare Plan, Pension Plan or Multiemployer Plan, in each case with respect to which such Person or any ERISA Affiliate has or may have any liability (accrued, contingent or otherwise).

                  "Blue Sky Laws" shall have the meaning set forth in Section 3.6(b).

                  "Business Day" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in New York, New York.

                  "Bylaws" shall have the meaning set forth in Section 2.5(b).

                  "Canadian Sub" shall mean SoftKey Software Products Inc., a corporation governed by the Business Corporations Act (Ontario), all of the issued and outstanding shares of which, other than 5,205,191 Exchangeable Shares, are, as of the date hereof, owned, directly or indirectly, by the Company.

                  "Canadian Sub Board" shall have the meaning set forth in
Section 2.9(a).

                  "Certificate of Incorporation" shall have the meaning set forth in Section 2.5(a).

                  "Certificate of Merger" shall have the meaning set forth in
Section 2.3.

                  "Certificates" shall have the meaning set forth in Section 2.11(b).

                  "Claims" shall have the meaning set forth in Section 4.12(d).

                  "Closing" shall have the meaning set forth in Section 2.2.

                  "Closing Date" shall have the meaning set forth in Section
2.2.

                  "Code" shall have the meaning set forth in the Recitals.

                  "Common Merger Consideration" shall have the meaning set forth in Section 2.7(a).

                  "Company" shall have the meaning set forth in the Preamble.

                  "Company Affiliate" shall have the meaning set forth in
Section 6.9.

                  "Company Board" shall have the meaning set forth in Section 2.8(a).

                  "Company Common Stock" shall have the meaning set forth in
Section 2.7(a).

                  "Company Contract" shall have the meaning set forth in Section 3.14(a).

                  "Company Disclosure Schedule" shall have the meaning set forth in Article III.

                  "Company Employee Plans" shall mean all Employee Plans with respect to which the Company, any of its Subsidiaries or any ERISA Affiliates of the Company or any Subsidiary of the Company has or may have any liability (accrued, contingent or otherwise).

                  "Company Financial Advisor" shall have the meaning set forth in Section 3.20.

                  "Company Insurance Policies" shall have the meaning set forth in Section 3.25.

                  "Company Intellectual Property Rights" shall have the meaning set forth in Section 3.16(a).

                  "Company Leased Property" shall have the meaning set forth in
Section 3.13(a).

                  "Company Options" shall have the meaning set forth in Section 3.3(a).

                  "Company Owned Property" shall have the meaning set forth in
Section 3.13(a).

                  "Company Preferred Stock" shall have the meaning set forth in
Section 2.7(b).

                  "Company Real Property" shall have the meaning set forth in
Section 3.13(a).

                  "Company SEC Reports" shall have the meaning set forth in
Section 3.8(a).

                  "Company Special Voting Stock" shall have the meaning set forth in Section 2.7(c).

                  "Company Stock" shall have the meaning set forth in Section 2.11(a).

                  "Company Stock Plans" shall mean the LTIP, the Non-Employee Director Plans, the Stock Option Plan, the Employee Stock Purchase Plan and any other stock option, performance unit or similar plan of the Company and its Subsidiaries provided, however, that "Company Stock Plans" shall not include the Stock Option Agreement.

                  "Company Stock Rights" shall mean all stock options, restricted stock awards, performance awards, dividend equivalents, deferred stock, stock payments, stock appreciation rights and shares of capital stock granted, awarded, earned or purchased pursuant to any Company Stock Plan.

                  "Company Stockholder Approval" shall have the meaning set forth in Section 3.22.

                  "Company Stockholder Meeting" shall have the meaning set forth in Section 3.19.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 6.4.

                  "Consents" shall have the meaning set forth in Section 7.3(e).

                  "Contracts" shall have the meaning set forth in Section
3.14(a).

                  "Current Premium" shall have the meaning set forth in Section 6.7(b).

                  "DGCL" shall have the meaning set forth in the Recitals.

                  "Effective Time" shall have the meaning set forth in Section 2.3.

                  "Employee Benefits" shall have the meaning set forth in
Section 6.8.

                  "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                  "Employee Stock Purchase Plan" shall mean the Company's 1997 Employee Stock Purchase Plan.

                  "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties, including, without limitation, Encumbrances that arise pursuant to Environmental Laws.

                  "Environmental Laws" shall mean any foreign, federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the use, handling, transport, release or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; to health or safety in the workplace; and to the protection of the public's health and safety and the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802
et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable foreign, state and local laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of as "affiliated service group" with, such Person as defined in Section 414(b), (c), (m) or (o) of the Code.

                  "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Agent" shall have the meaning set forth in Section 2.11(a).

                  "Exchange Ratio" shall have the meaning set forth in Section 2.7(a).

                  "Exchangeable Shares" shall mean the Exchangeable Non-Voting Shares in the capital of Canadian Sub.

                  "Fees and Expenses" shall have the meaning set forth in
Section 8.2(c).

                  "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the facilities of such Person.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

                  "Governmental Approvals" shall have the meaning set forth in
Section 6.5(a).

                  "Governmental Entities" shall mean all courts, administrative agencies, commissions or other governmental authorities, bodies or instrumentalities, federal, state, local, domestic or foreign.

                  "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as or has the potential to be hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons ("CFCs"); and radon.

                  "HSR Act" shall have the meaning set forth in Section 3.6(b).

                  "Indemnified Parties" shall have the meaning set forth in
Section 6.7(a).

                  "Initial Termination Fee" shall have the meaning set forth in
Section 8.2(b).

                  "Joint Proxy Statement/Prospectus" shall have the meaning set forth in Section 3.19.

                  "Lease and Operational Documents" shall have the meaning set forth in Section 3.13(c).

                  "LTIP" shall mean the Company's Long-Term Equity Incentive Plan, restated as of August 31, 1998.

                  "Material Adverse Effect" shall mean, with respect to either of the Company or Acquiror, as the context requires, a material adverse change in, or effect on, the business, results of operations or financial condition of such Person and its Subsidiaries taken as a whole or any change which materially impairs or materially delays the ability of such Person to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect: (i) with respect to the Company, a failure by the Company to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, or, in the case of the Acquiror, a failure by the Acquiror to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, (ii) in the case of the Company, conditions affecting the educational and/or productivity software industries as a whole, or, in the case of the Acquiror, conditions affecting the toy and edutainment industries as whole,
(iii) any effect arising primarily out of or resulting primarily from actions contemplated by the parties in connections with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby.

                  "Material Intellectual Property Rights" shall have the meaning set forth in Section 3.16(c).

                  "Material Licenses" shall have the meaning set forth in
Section 3.16(b).

                  "Merger" shall have the meaning set forth in the Recitals.

                  "Merger Consideration" shall have the meaning set forth in
Section 2.11(a).

                  "Multiemployer Plan" shall mean, with respect to any Person, any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, under which such Person or any ERISA Affiliate has or may have any liability (accrued, contingent or otherwise).

                  "New Stock Rights" shall have the meaning set forth in Section 2.8(a).

                  "Non-Employee Director Plans" shall mean the Company's 1994 Non-Employee Director Stock Option Plan, as amended and restated effective February 5, 1996 and the Company's 1996 Non-Employee Director Stock Option Plan.

                  "Notifying Party" shall have the meaning set forth in Section 6.5(a).

                  "NYSE" shall mean the New York Stock Exchange.

                  "Old Support Agreement" shall mean that certain support agreement made as of February 4, 1994 between the Company (under its previous name, "SoftKey International, Inc.") and Canadian Sub.

                  "Old Voting and Exchange Trust Agreement" shall mean that certain voting and exchange trust agreement made as of February 4, 1994 between the Company (under its previous corporate name, "SoftKey International, Inc."), Canadian Sub and CIBC Mellon Trust Company (under its previous corporate name, "The R-M Trust Company").

                  "Pension Plan" shall mean, with respect to any Person, any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which such Person contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate has or may have any liability (accrued, contingent or otherwise).

                  "Permitted Encumbrances" shall mean any Encumbrances resulting from (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', landlords', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business; (iii) all laws and governmental rules, regulations, ordinances and restrictions; (iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports or other documents or writing delivered or made available for inspection to any Person prior to the date hereof or included in the Public Records; and (vi) all other liens and mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause (i) through (vi), do not materially detract from or materially interfere with the present use of the asset subject thereto or affected thereby.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

                  "Preferred Merger Consideration" shall have the meaning set forth in Section 2.7(b).

                  "Proceeding" shall have the meaning set forth in Section
6.7(a).

                  "Registration Statement" shall have the meaning set forth in
Section 3.19.

                  "Representative" shall have the meaning set forth in Section 6.3(b).

                  "Rule 145" shall have the meaning set forth in Section 6.9.

                  "SEC" shall mean the Securities Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Special Voting Stock Merger Consideration" shall have the meaning set forth in Section 2.7(c).

                  "Stock Option Agreement" shall have the meaning set forth in the Recitals.

                  "Stock Option Plan" shall mean the Company's 1996 Stock Option Plan, restated as of March 5, 1998.

                  "Stockholder Support Agreement" shall have the meaning set forth in the Recitals.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, entity or other organization, whether incorporated or unincorporated, of which (i) such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; or (ii) such Person is a general partner, manager or managing member.

                  "Superior Proposal" shall have the meaning set forth in
Section 6.3(b).

                  "Support Agreement Amendment" shall mean an agreement to be made as of the Effective Time between Acquiror, the Company and Canadian Sub, as required by Section 2.9 thereof, for the purpose of amending the Old Support Agreement, and providing for, among other things, the Merger.

                  "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

                  "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto whether disputed or not.

                  "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  "Termination Time" shall have the meaning set forth in Section 8.1(b).

                  "Third Party" shall have the meaning set forth in Section 6.3(b).

                  "Voting and Exchange Trust Supplement" shall mean an agreement to be made as of the Effective Time between Acquiror, the Company, Canadian Sub and a trustee for the holders of the Exchangeable Shares, to the extent required by Section 11.1 and Section 12.4 of the Old Voting and Exchange Trust Agreement, providing for the assumption by Acquiror of the obligations of the Company under the Old Voting and Exchange Trust Agreement and the other matters specified therein.

                  "Voting Debt" shall have the meaning set forth in Section 3.3(b).

                  "Welfare Plan" shall mean, with respect to any Person, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA under which such Person has or may have any liability (accrued, contingent or otherwise).

                                   ARTICLE II.
                                   THE MERGER

         SECTION 2.1. THE MERGER

                  Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time, the Company shall be merged with and into Acquiror. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the DGCL. The name of Acquiror, as the Surviving Corporation, shall remain "Mattel, Inc."

         SECTION 2.2. CLOSING AND CLOSING DATE

                  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 8.1, the closing (the "Closing") of the Merger shall take place (a) at 9:00 a.m., New York City time, on the second Business Day after all of the conditions to the respective obligations of the parties set forth in Article VII hereof shall have been satisfied or waived or (b) at such other time and date as Acquiror and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Latham & Watkins located at 633 West Fifth Street, Sixth Floor, Los Angeles, California 90071. At the Closing the documents, certificates, opinions and instruments referred to in
Article VII shall be executed and delivered.

         SECTION 2.3. EFFECTIVE TIME

                  The parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") on the Closing Date with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time or date after such filing as may be specified in the Certificate of Merger being the "Effective Time").

         SECTION 2.4. EFFECTS OF THE MERGER

                  The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Acquiror shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.5. CERTIFICATE OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time and without any further action on the part of the Company and Acquiror, the Certificate of Incorporation (the "Certificate of Incorporation") of Acquiror shall be the Certificate of Incorporation of the Surviving Corporation.

                  (b) At the Effective Time and without any further action on the part of the Company and Acquiror, the bylaws (the "Bylaws") of Acquiror as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended as provided for therein and under the DGCL.

         SECTION 2.6. DIRECTORS AND OFFICERS

                  The directors of Acquiror immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquiror immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

         SECTION 2.7. CONVERSION OF SECURITIES

                  At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holders of any of the following securities:

         (a) Subject to Section 2.10, each share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.7(d) hereof) shall be changed and converted into and represent the right to receive a number (rounded to the nearest hundred thousandth of a share) (adjusted as set forth in subsection (f), the "Exchange Ratio") of fully paid and nonassessable shares of Acquiror Common Stock equal to the number determined by dividing $33.00 by the Average Acquiror Price; provided, however, that (i) if the number determined by dividing $33.00 by the Average Acquiror Price is less than or equal to 1.0, the Exchange Ratio shall be 1.0, and (ii) if the number determined by dividing $33.00 by the Average Acquiror Price is 1.2 or higher, the Exchange Ratio shall be 1.2 (the "Common Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) the Common Merger Consideration, (ii) any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.10 and
(iii) any dividends and distributions in accordance with Section 2.11(e), in each case without interest.

         (b) Subject to Section 2.10, each share of Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Preferred Stock to be canceled in accordance with Section 2.7(d) hereof) shall be changed and converted into and represent the right to receive a number of fully paid and nonassessable shares of Acquiror Common Stock equal to the product of (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock issuable upon conversion of such share of Company Preferred Stock immediately prior to the Effective Time (the "Preferred Merger Consideration"). As of the Effective Time, all such shares of Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive (i) the Preferred Merger Consideration, (ii) any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.10 and (iii) any dividends and distributions in accordance with
Section 2.11(e), in each case without interest.

         (c) As of the Effective Time, each outstanding share of special voting stock, par value $1.00 per share, of the Company ("Company Special Voting Stock") shall be changed and converted into and represent the right to receive one Acquiror Special Voting Share (the "Special Voting Stock Merger Consideration"). As of the Effective Time, all such shares of Company Special Voting Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Special Voting Stock shall cease to have any rights with respect thereto, except the right to receive the Special Voting Stock Merger Consideration.

         (d) Each share of Company Common Stock and Company Preferred Stock that is (i) held in the treasury of the Company or (ii) owned by Acquiror or any direct or indirect Subsidiary of Acquiror or the Company, in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

         (e) Each share of common, preferred or other capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger.

         (f) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Acquiror Common Stock occurring after the date hereof and prior to the Effective Time.

         SECTION 2.8. TREATMENT OF EMPLOYEE OPTIONS AND OTHER COMPANY STOCK
RIGHTS

         (a) Prior to the Effective Time, the Board of Directors of the Company (the "Company Board") (or, if appropriate, any Committee thereof) and the Board of Directors of Acquiror (the "Acquiror Board") shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time, all outstanding Company Stock Rights heretofore granted under the Company Stock Plans, whether vested or unvested, shall be assumed by Acquiror and converted automatically into options to purchase shares of Acquiror Common Stock (collectively, "New Stock Rights") in an amount and, if applicable, at an exercise price determined as provided below:

                  (i) The number of shares of Acquiror Common Stock to be subject to the New Stock Rights shall be equal to the product of (x) the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original Company Stock Right multiplied by (y) the Exchange Ratio, provided that any fractional shares of Acquiror Common Stock resulting from such multiplication shall be rounded down to the nearest share.

                  (ii) The exercise price per share of Acquiror Common Stock under the New Stock Right shall be equal to the exercise price per share of the Company Common Stock under the original Company Stock Right divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest tenth of a cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be, and is intended to be, effected in a manner which is consistent with Section 424(a) of the Code. Subject to Sections 2.8(b) and 2.8(c), after the Effective Time, each New Stock Right shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Right immediately prior to the Effective Time (except that with regard to such New Stock Right, any references to the Company shall be deemed, as appropriate, to include Acquiror), it being understood that the vesting of the Company Stock Rights shall accelerate in accordance with their respective terms, or the terms of separate agreements between the Company and the holders thereof, as a result of the Merger. Acquiror agrees that it shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of shares of Acquiror Common Stock sufficient for issuance upon exercise of New Stock Rights as contemplated by this Section 2.8. As soon as practicable after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Acquiror Common Stock subject to the Company Stock Rights assumed pursuant to this Section 2.8 and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or statements (and maintain the current status of the prospectus or prospectuses contained therein) for as long as the New Stock Rights remain outstanding.

         (b) Prior to the Effective Time, the Company will take all actions necessary (i) to shorten the offering period under the Company's Employee Stock Purchase Plan in which the Effective Time occurs so that such offering period terminates on the day prior to the Effective Time and (ii) to terminate the Employee Stock Purchase Plan effective as of the Effective Time.

         (c) The Company will use its best efforts so that, as of the Effective Time, none of its Subsidiaries is or will be bound by any Company Stock Rights, other options, warrants, rights or agreements which would entitle any person, other than Acquiror or its affiliates, to own any capital stock of any of its Subsidiaries or to receive any payment in respect thereof.

         SECTION 2.9. TREATMENT OF EXCHANGEABLE SHARES

         (a) Prior to the Effective Time, the Company Board, the Acquiror Board and the Board of Directors of Canadian Sub (the "Canadian Sub Board"), or any of their respective appropriate committees, shall adopt appropriate resolutions and, along with the Company, Acquiror and Canadian Sub, shall take all other actions required under the Old Support Agreement and the Old Voting and Exchange Trust Agreement to provide that at and after the Effective Time each outstanding Exchangeable Share shall thereafter be exchangeable for that number of shares of Acquiror Common Stock equal to the Exchange Ratio.

         (b) Without limiting the generality of Section 2.9(a), the parties agree as follows:

                  (i) at or before the Effective Time, the Company and Canadian Sub (including its Board of Directors) shall comply with their respective obligations under the provisions attaching to the Exchangeable Shares, the Old Support Agreement and the Old Voting and Exchange Trust Agreement;

                  (ii) at or before the Effective Time, Acquiror, the Company and Canadian Sub shall execute and deliver the Support Agreement Amendment and Acquiror, Canadian Sub, the Company and a trustee for the holders of the Exchangeable Shares shall execute and deliver the Voting and Exchange Trust Supplement;

                  (iii) at or before the Effective Time, Acquiror shall have authorized the Acquiror Special Voting Share and at the Effective Time, Acquiror shall deliver to the trustee for the holders of the Exchangeable Shares a new certificate evidencing the Acquiror Special Voting Share, to the extent required by the Voting and Exchange Trust Supplement;

                  (iv) at or before the Effective Time, Acquiror, Company and Canadian Sub shall take all such actions as may reasonably be required to permit the continued unrestricted tradeability in Canada of the Exchangeable Shares and the issuance and first resale in Canada and the United States of America of the shares of Acquiror Common Stock issued upon exchange of the Exchangeable Shares from time to time (but only to the extent that such unrestricted tradeability is available to holders of Exchangeable Shares in a particular jurisdiction on the date hereof), in each case without requiring the holder of the relevant share, in connection with any such trade or resale, to qualify with, file any document or take any proceeding with, or obtain any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian or United States federal, provincial, state or territorial securities or other laws or pursuant to the rules and regulations of any regulatory authority administering such laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Acquiror for purposes of Canadian federal, provincial or territorial securities laws). Without limiting the generality of the foregoing, such actions shall include the confirmation of the continued effectiveness, following the Merger, of all existing Canadian securities regulatory orders and rulings, or the granting of new such orders and rulings, respecting such unrestricted tradeability of the Exchangeable Shares and such unrestricted issuance and first resale of the shares of Acquiror Common Stock issuable upon exchange of the Exchangeable Shares from time to time, and respecting the satisfaction of Canadian Sub's Canadian securities law continuous and timely disclosure obligations through the filing and provision of information relating to Acquiror; and

                  (v) at or before the Effective Time, Acquiror shall take all action necessary to authorize and reserve that number of shares of Acquiror Common Stock sufficient for issuance upon all exchanges of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Acquiror, its Subsidiaries and Affiliates) from time to time after the Effective Time.

         (c) Acquiror agrees that at the Effective Time, the holder(s) of each Exchangeable Share shall receive a number of Acquiror Rights equal to the number of shares of Acquiror Common Stock issuable upon exchange of such Exchangeable Share, or similar rights having economically equivalent value to such Acquiror Rights.

         SECTION 2.10. FRACTIONAL INTERESTS

                  No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued in connection with the Merger or any exchange of an Exchangeable Share at any time after the Effective Time, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Acquiror. In lieu of any such fractional interests, each holder of shares of Company Common Stock exchanged pursuant to Section 2.7(a), Company Preferred Stock exchanged pursuant to Section 2.7(b) or Exchangeable Shares exchanged pursuant to the provisions thereof who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all shares of Acquiror Common Stock to which such holder is entitled pursuant to Sections 2.7(a) and 2.7(b) and the provisions of the Exchangeable Shares) shall be entitled to receive cash (without interest) in an amount equal to the product of such fractional part of Acquiror Common Stock multiplied by the Average Acquiror Price.

         SECTION 2.11. SURRENDER OF SHARES OF COMPANY COMMON STOCK; STOCK TRANSFER BOOKS

         (a) Prior to the Closing Date, Acquiror shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock and Company Preferred Stock (collectively, "Company Stock") in connection with the Merger (the "Exchange Agent") to receive the Common Merger Consideration and the Preferred Merger Consideration (collectively, the "Merger Consideration") to which holders of shares of Company Stock shall become entitled to receive pursuant to Sections 2.7(a) and (b) and
Section 2.10. Prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Acquiror will make available to the Exchange Agent sufficient shares of Acquiror Common Stock to make all exchanges pursuant to Section 2.11(b). The Exchange Agent shall cause the shares of Acquiror Common Stock deposited by Acquiror to be (i) held for the benefit of the holders of the Company Stock and (ii) promptly applied to making the exchanges and payments provided for in Section 2.11(b). Such shares of Acquiror Common Stock shall not be used for any purpose that is not provided for herein.

         (b) Promptly after the Effective Time, Acquiror shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock (collectively, the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive pursuant to the provisions of Sections 2.7(a) and (b), (ii) cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to
Section 2.10, after giving effect to any required tax withholdings, and (iii) any dividends or distributions to which such holder is entitled pursuant to
Section 2.11(e), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered and exchanged, each Certificate, subject to Section 2.7(d), shall represent solely the right to receive the consideration payable in respect thereto pursuant to Sections 2.7(a) and (b) and Section 2.10. If the exchange of certificates representing shares of Acquiror Common Stock is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such exchange shall have paid any transfer and other taxes required by reason of the exchange of certificates representing shares of Acquiror Common Stock to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

         (c) At any time after the one-year anniversary of the Effective Time, Acquiror shall be entitled to require the Exchange Agent to deliver to Acquiror all cash and any other instruments (including shares of Acquiror Common Stock) in its possession relating to the transactions contemplated by this Agreement which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates. Thereafter, each holder of a Certificate, subject to Section 2.7(d), may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the consideration payable in respect thereof pursuant to Sections 2.7(a) and (b) and Section 2.10, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under the DGCL. Notwithstanding the foregoing, none of Acquiror, the Surviving Corporation or the Exchange Agent shall be liable to any holder of a Certificate for shares of Acquiror Common Stock (and any cash payable in lieu of any fractional shares of Acquiror Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock except as otherwise provided for herein or by applicable law.

         (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of Acquiror Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock it is entitled to receive and no cash payment in lieu of fractional interests shall be paid pursuant to Section 2.10 until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, Acquiror shall cause to be paid to the person in whose name the certificates representing such shares of Acquiror Common Stock shall be issued, any dividends or distributions with respect to such shares of Acquiror Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends, distributions or cash in lieu of fractional interests be entitled to receive interest thereon.

         (f) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

         SECTION 2.12. LOST, STOLEN OR DESTROYED CERTIFICATES

                  In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of any fractional shares of Acquiror Common Stock and dividends or distributions, if any, in respect thereof) as may be required pursuant to Sections 2.7(a) and (b); provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         SECTION 2.13. TAX CONSEQUENCES

                  It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         SECTION 2.14. WITHHOLDING RIGHTS

                  Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates which prior to the Effective Time represented shares of Company Stock such amounts as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

         SECTION 2.15. AFFILIATES

                  Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Company Affiliate (as defined in Section 6.9) shall not be exchanged until the later of (i) the date Acquiror has received a signed agreement (an "Affiliate Agreement") from such Company Affiliate (the form of which is attached hereto as Exhibit C) as provided in Section 6.9 or
(ii) the date such shares of Acquiror Common Stock are transferable pursuant to the Affiliate Agreement regardless of whether such agreement was executed by the Company Affiliate.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Acquiror that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by the Company to Acquiror on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

         SECTION 3.1. ORGANIZATION AND QUALIFICATION

                  The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted, except for any failure of any Subsidiaries to be in good standing that would not have a Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of the Company and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has previously made available to Acquiror true and correct copies of (i) its certificate of incorporation and bylaws, (ii) the charter and bylaws of SoftKey Holdings Corporation, SoftKey Software Products Inc. and SoftKey Products International Inc., and (iii) the charter documents and bylaws or other organizational documents of each of its non-corporate Subsidiaries and each of its non-wholly owned Subsidiaries, as currently in effect.

         SECTION 3.2. AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT

                  The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and all other necessary corporate action on the part of the Company, other than the adoption and approval of this Agreement by the holders of the Company Common Stock, the Company Preferred Stock and the Company Special Voting Stock and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         SECTION 3.3. CAPITALIZATION

         (a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 750,000 shares have been designated as Company Preferred Stock, and (iii) one share of Company Special Voting Stock. The Special Voting Stock entitles the holder thereof to vote, together with the holders of Company Common Stock, on all matters submitted for the vote of the holders of Company Common Stock. The number of votes represented by the Special Voting Stock is equal to the number of outstanding Exchangeable Shares (other than Exchangeable Shares held by the Company, its Subsidiaries and its Affiliates). As of December 7, 1998, there were issued and outstanding (i) 87,073,106 shares of Company Common Stock, (ii) 750,000 shares of Company Preferred Stock, currently convertible into 15,000,000 shares of Company Common Stock, and (iii) 12,580,133 Exchangeable Shares (of which 7,374,942 are held directly or indirectly by the Company). Section 3.3(a) of the Company Disclosure Schedule sets forth the number of shares of capital stock of the Company (including Exchangeable Shares) held in treasury and the number of shares of Company Common Stock reserved for future issuance upon (i) exercise of any unexpired and unexercised outstanding option, whether or not vested or exercisable in accordance with its terms, to purchase shares of Company Common Stock ("Company Options") granted and outstanding as of the date hereof under any Company Stock Plans and (ii) exchange of the outstanding Exchangeable Shares. As of the date of this Agreement, the Company and its Subsidiaries have not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of the Company or any Subsidiary or the value of shares of Company Common Stock. Except as disclosed in Section 3.3(a) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 3.3(a) of the Company Disclosure Schedule, all such shares (other than directors' qualifying shares) are owned by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances or restrictions on transfer of any nature (other than restrictions imposed by law).

         (b) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule or as reserved for future grants of options under the Company Stock Plans as of the date hereof and for future exchanges of Exchangeable Shares, (i) there are no shares of capital stock of any class of, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and
(iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of the Company to which the Company or any of its Subsidiaries is a party. All shares of Company Common Stock subject to issuance as specified in this Section 3.3(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

         SECTION 3.4. SUBSIDIARIES

                  The only Subsidiaries of the Company are those set forth in
Section 3.4 of the Company Disclosure Schedule. There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of the Company or which would require any Subsidiary of the Company to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

         SECTION 3.5. OTHER INTERESTS

                  Except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the Company nor any of the Company's Subsidiaries owns, directly or indirectly, any interest or investment in (whether equity or debt) any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than the Company's Subsidiaries).

         SECTION 3.6. NO CONFLICT; REQUIRED FILINGS AND CONSENTS

         (a) Except as set forth in Section 3.6 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with the Company's certificate of incorporation or bylaws or the comparable charter or organizational documents of any of its material Subsidiaries; (ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its Subsidiaries under, or result in the creation or imposition of any lien upon any properties, assets or business of the Company or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract (including, without limitation, Company Contracts), instrument or other agreement or commitment or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

         (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) for the filing of the Certificate of Merger pursuant to the DGCL, (iv) for other governmental approvals and filings required under the applicable laws of any foreign jurisdiction, and (v) with respect to matters set forth in Sections 3.6(a) or 3.6(b) of the Company Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.7. COMPLIANCE

                  The Company and each of its Subsidiaries are in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries hold all permits, licenses and franchises from Governmental Entities required to conduct their respective businesses as they are now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.8. SEC DOCUMENTS

         (a) The Company has filed and made available to Acquiror true and complete copies of each registration statement, proxy or information statement, form, report and other document required to be filed by the Company or any of its Subsidiaries with the SEC or any securities regulatory authority in Canada since January 1, 1995 (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act or any applicable Canadian law, rule or regulation, and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has filed each registration statement, proxy or information statement, form, report and other documents required to be filed by the Company or any of its subsidiaries with any foreign governmental agency equivalent to, or of like purpose as, the SEC, except as would not have a Material Adverse Effect.

         (b) Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

         (c) Except as set forth in Section 3.8(c) of the Company Disclosure Schedule and except as set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of October 3, 1998, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since October 3, 1998 and (iii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.9. ABSENCE OF CERTAIN CHANGES

                  Except as set forth in Section 3.9 of the Company Disclosure Schedule or the

Company SEC Reports, and except for the transactions expressly contemplated hereby, since October 3, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in the Company's business, operations, condition (financial or otherwise), results of operations, assets or liabilities, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had or are reasonably likely to have a Material Adverse Effect. Except as set forth in Section 3.9 of the Company Disclosure Schedule, from October 3, 1998 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

         SECTION 3.10. LITIGATION

                  Except as set forth in Section 3.10 of the Company Disclosure Schedule and except as set forth in the Company SEC Reports, there is no Action instituted, pending or, to the knowledge of the Company, threatened, in each case against the Company or any of its Subsidiaries, which, individually or in the aggregate, directly or indirectly, could reasonably be expected to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against the Company or any of its Subsidiaries, or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency applicable to the Company or any of its Subsidiaries which has or could reasonably be expected to have, individually or in the aggregate, any Material Adverse Effect.

         SECTION 3.11. TAXES

                  Except as set forth in Section 3.11 of the Company Disclosure
Schedule:

         (a) The Company and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all respects, except for any such filings which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and (B) duly paid in full all Taxes, whether or not shown to be due on such Tax Returns, except for which the failure to pay would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

         (b) No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction which is reasonably likely to have a Material Adverse Effect;

         (c) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

         (d) No federal income Tax Returns of the Company have ever been audited, and no federal or state, local or foreign audits or other administrative proceedings or court proceedings are presently being conducted with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor its Subsidiaries has received a written notice of any pending audits with respect to Taxes or Tax Returns of the Company, and neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

         (e) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted against the Company or any of its Subsidiaries any material deficiency or material claim for Taxes not reserved under the Company's most recent balance sheet as set forth in its most recent Quarterly Report on Form 10-Q;

         (f) There are no liens for Taxes upon any Assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings, except for liens which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and no written power of attorney that has been granted by the Company or its Subsidiaries (other than to the Company or a Subsidiary) currently is in force with respect to any matter relating to Taxes except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

         (g) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held by any of them, agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries;

         (h) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code;

         (i) None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

         (j) None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement; and

         (k) None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common Parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, other than such Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 3.12. EMPLOYEE BENEFIT PLANS

         (a) Section 3.12 of the Company Disclosure Schedule contains a complete list of all Company Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States) as of the date hereof. To the extent in the Company's or its Subsidiaries' possession, true and complete copies or descriptions of the Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States), including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to Acquiror and its counsel.

         (b) Except as described in Section 3.12 of the Company Disclosure Schedule, each of the Company Employee Plans (other than any Multiemployer Plan) has been administered and is in material compliance with the terms of such Company Employee Plan and all applicable laws, rules and regulations.

         (c) No material "reportable event" (as such term is used in Section 4043 of ERISA) for which the notice requirements to the Pension Benefit Guaranty Corporation have not been waived, "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the Code) for which no exemption exists, or material "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the Code) has heretofore occurred with respect to any Pension Plan (other than any Multiemployer Plan) of the Company or its Subsidiaries.

         (d) There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Company Employee Plan that is pending or, to the Company's knowledge, threatened against the Company, any of its ERISA Affiliates, or any Company Employee Plan, other than routine claims for benefits or which are not reasonably likely to result in a material liability.

         (e) Except as set forth in Section 3.12 of the Company Disclosure Schedule, none of the Company, its Subsidiaries or ERISA Affiliates have incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied.

         (f) Except as set forth in Section 3.12 of the Company Disclosure Schedule, any termination of, or withdrawal from, any Pension Plans or Multiemployer Plan of the Company any Subsidiaries or any ERISA Affiliate, on or prior to the Closing Date, will not subject the Company to any liability under Title IV of ERISA.

         (g) Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any current or former employee of the Company or any of its Subsidiaries to benefits under any Company Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

         (h) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit material obligations for which material contributions have not been made or properly accrued and there are no unfunded material benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company.

         SECTION 3.13. ASSETS

         (a) Section 3.13(a) of the Company Disclosure Schedule identifies all real property owned by the Company and its Subsidiaries (the "Company Owned Property") and all real property leased or operated by the Company and its Subsidiaries and providing for occupancy of more than 20,000 square feet (the "Company Leased Property" and, together with the Company Owned Property, the "Company Real Property").

         (b) The Company and its Subsidiaries have good and marketable fee simple title to the Company Owned Property, and a valid leasehold interest in the Company Leased Property, sufficient to allow each of the Company and its Subsidiaries to conduct, and to continue to conduct, its business as and where currently conducted, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Such title and leasehold interest is free and clear of any and all Encumbrances, except for the exceptions described in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.13(b) of the Company Disclosure Schedule and such other Encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect. Prior to the date hereof, the Company has delivered to Acquiror true and correct copies of all title reports and surveys for each parcel of Company Real Property.

         (c) True and correct copies of all of the principal documents under which the Company Owned Property and the Company Leased Property is leased or operated (the "Lease and Operational Documents") have been delivered or made available for review to Acquiror. The Lease and Operational Documents are unmodified and in full force and effect. None of the Company, its Subsidiaries or any other party is in material default under the Lease and Operational Documents, and, to the best knowledge of the Company, no defaults (whether or not subsequently cured) by the Company, its Subsidiaries or any other party have been alleged thereunder, except for such defaults that, individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

         (d) To the best knowledge of the Company, the Company and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as and where currently conducted. Such material tangible personal assets and properties are sufficiently free of Encumbrances to allow each of the Company and its Subsidiaries to conduct, and continue to conduct, its business as currently conducted and, to the best knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. There are no defects in the physical condition or operability of such material tangible personal assets and properties which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         SECTION 3.14. CONTRACTS

         (a) Section 3.14(a) of the Company Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements ("Contracts") of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

                  (i) (A) with respect to officers with annual base compensation equal to or in excess of $100,000: all employment contracts, severance, change in control or similar arrangements that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to the foregoing following either the consummation of the transactions contemplated hereby, termination of employment, or both and (B) all other contracts (that are not available to officers, directors, employees or agents generally) with any officer, director, employee or agent that provides for compensation based on operating results or other financial performance of the Company;

                  (ii) contracts with labor unions;

                  (iii) material exclusive distribution agreements not terminable by the Company without penalty upon 90 days or less notice;

                  (iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $5,000,000;

                  (v) Contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location which are not terminable by the Company without penalty upon 90 days or less notice;

                  (vi) any material Contract with any federal, state or local government other than such Contracts relating to the sales of goods in the ordinary course of business;

            (vii) other than license agreements and distribution agreements, Contracts involving annual expenditures or liabilities in excess of $10,000,000 which are not terminable by the Company without penalty upon 90 days or less notice;

            (viii) the principal documents (excluding escrow agreements, affiliate agreements and other ancillary documents) relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of the Company or any of its Subsidiaries outside the ordinary course of business which (A)(1) involves consideration to any party in excess of $20,000,000, and (2) were entered into after January 1, 1995, or (B) under which the Company remains obligated to make "earnout" payments or other conditional payments of cash or stock based on the operating results or other financial performance of the Company or a portion of its business; and

            (ix) other than as set forth in Section 3.12 of the Company Disclosure Schedule, any other Contract to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC).

         True copies of the written Contracts identified in Section 3.14(a) of the Company Disclosure Schedule (collectively with the Material Licenses, the "Company Contracts") have been delivered or made available to Acquiror.

      (b) Except as disclosed in Schedule 3.14(a) of the Company Disclosure Schedule, as of the date of this Agreement, (i) each of the Company Contracts is valid and binding upon the Company or any of its Subsidiaries (and, to the Company's best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by the Company or any of its Subsidiaries under any of the Company Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Company Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or
(iii), would be reasonably likely to have a Material Adverse Effect.

     SECTION 3.15. LABOR RELATIONS

         Except as disclosed in Schedule 3.15 of the Company Disclosure Schedule or as would not be reasonably likely to have a Material Adverse Effect, (i) to the knowledge of the Company, there are no activities or proceedings of any labor union to organize any non-unionized employees; (ii) neither the Company nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against the Company or any of its Subsidiaries under any such agreement or contract; (iii) there are no unfair labor practice charges and/or complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of the Company or any of its Subsidiaries; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries are not parties to any collective bargaining agreements, except for collective bargaining agreements disclosed in
Schedule 3.15 of the Company Disclosure Schedule. To the knowledge of the Company, there are no controversies pending or threatened between the Company or any of its Subsidiaries and any of their respective employees, except for such controversies that would not be reasonably likely to have a Material Adverse Effect.

     SECTION 3.16.      INTELLECTUAL PROPERTY

         (a) The Company and its Subsidiaries own, or are licensed or otherwise possess, legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications, tangible or intangible proprietary information or material, waivers or licenses of publicity or privacy rights or any other third party licenses that are necessary to conduct the business of Company and its Subsidiaries as currently conducted, the absence of which would be reasonably likely to have a Material Adverse Effect (the "Company Intellectual Property Rights").

         (b) (i) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Company or any of its Subsidiaries is a party and pursuant to which Company or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights, trade secrets, likeness or other proprietary rights, including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries (collectively, "Licenses"), the termination, modification (including without limitation any modification to the scope of any license from the scope as currently granted to and enjoyed by the Company even if such modification is contemplated by the agreement) or breach of which would be reasonably likely to have a Material Adverse Effect.

         (ii) Except as set forth in Section 3.16(b)(i) of the Company Disclosure Schedule, the execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any License the termination, modification (including without limitation any modification to the scope of any license from the scope as currently granted to and enjoyed by the Company even if such modification is contemplated by the agreement) or breach of which would be reasonably likely to have a material adverse effect on any Company Material Product. "Company Material Product" means any product of the Company which accounted for more than $3,000,000 of revenues in the United States during the nine month fiscal period ending September 30, 1998.

            (iii) Schedule 3.16(b)(iii) sets forth each License relating to Company Material Products.

      (c) All patents, registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries the loss or invalidity of which would cause a Material Adverse Effect or would have a material adverse effect on any Company Material Product ("Material Intellectual Property Rights"), are valid and subsisting. Section 3.16(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all registered copyrights, registered tradenames, patents, patent applications and the unregistered tradenames for the twenty-five highest revenue producing products included in the Material Intellectual Property Rights. Except as would not be reasonably expected to have a Material Adverse Effect, the Company (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of (w) infringement or violation of any patents, trademarks, service marks, copyrights, trade secrets, right of privacy or publicity or any other proprietary right of any third party or (x) libel or defamation; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes or violates any patent, trademark, service mark, copyright, trade secret, right of privacy or publicity, or other proprietary right of any third party.

     SECTION 3.17. AFFILIATE TRANSACTIONS

         Except as set forth in the Company SEC Reports and as set forth in
Section 3.17 of the Company Disclosure Schedule, from January 1, 1998 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliates (other than wholly owned Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     SECTION 3.18. ENVIRONMENTAL MATTERS

         Except as set forth in Section 3.18 of the Company Disclosure Schedule or the Company SEC Reports and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: the Company and each of its Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by the Company or its Subsidiaries; (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorization, and also are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws, or of any spill, release, event, incident, condition or action or failure to act which is reasonably likely to prevent continued compliance with such Environmental Laws, or which would give rise to any common law environmental liability or liability under Environmental Laws, or which would otherwise form the basis of any claim, action, suit or proceeding against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any Hazardous Material by any Person; and (iv) have taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by the Company or its Subsidiaries thereunder.

     SECTION 3.19. JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION STATEMENT

         None of the information supplied by the Company or its Subsidiaries to be included or incorporated by reference in the joint proxy statement/prospectus to be sent to the stockholders of Acquiror and the Company in connection with the meeting of the Company's stockholders (the "Company Stockholder Meeting") and the meeting of Acquiror's stockholders (the "Acquiror Stockholder Meeting") to consider the Agreement and the Merger (the "Joint Proxy Statement/Prospectus") or any amendment thereof or supplement thereto, will, on the date it becomes effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement, at the time of the Company Stockholder Meeting and the Acquiror Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; provided, however, that the Company makes no representations with respect to any information supplied or to be supplied by the Acquiror for inclusion or incorporation by reference from Acquiror SEC Filings in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto. None of the information supplied by the Company or its Subsidiaries to be included or incorporated by reference from Company SEC filings in the registration statement on Form S-4 pursuant to which shares of Acquiror Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), of which the Joint Proxy Statement/Prospectus will form a part, will, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 3.20. OPINION OF FINANCIAL ADVISOR

         The Company has received the written opinion of Merrill Lynch & Co., Inc. (the "Company Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio is fair to the holders of Company's Common Stock (including shares of Common Stock issued upon conversion of the Company's Preferred Stock) from a financial point of view. The Company has been authorized by the Company Financial Advisor to permit, subject to prior review and consent by such Company Financial Adviser, the inclusion of such opinion (or a reference thereto) in the Joint Proxy Statement/Prospectus.

     SECTION 3.21. BROKERS

         No broker, finder or investment banker (other than the Company Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Acquiror a complete and correct copy of all agreements between the Company and the Company Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

     SECTION 3.22. VOTE REQUIRED

         The approval by a majority of the voting power represented by the outstanding shares of Company Common Stock, Company Preferred Stock and Company Special Voting Stock entitled to vote thereon, and voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and, if necessary for the consummation of the Merger, an amendment to the Company's Certificate of Incorporation; provided, however, that if an amendment to the certificate of designations relating to the Company Preferred Stock is required to consummate the Merger as contemplated in this Agreement, the approval (i) by the holders of 66 2/3% of the shares of Company Preferred Stock, voting as a single class, and
(ii) the approval by a majority of the voting power represented by the outstanding shares of Company Common Stock, Company Preferred Stock and Company Special Voting Stock entitled to vote thereon, and voting as a single class, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve such amendment to such certificate of designations ("Company Stockholder Approval"). No separate approval by the holders of the Exchangeable Shares is necessary to approve the Merger, this Agreement or any of the transactions contemplated hereby. The Company Board, at a meeting duly called and held, by unanimous vote of the directors present (i) determined that this Agreement and the Merger are fair to, and in the best interests of, the stockholders of the Company, (ii) approved this Agreement, the Merger, the Stock Option Agreement, the Stockholder Support Agreement and the Employment Agreements, (iii) declared advisable and resolved to recommend that the holders of the shares of the Company Stock approve this Agreement and the Merger, and
(iv) adopted any necessary resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement. The Company hereby agrees to the inclusion in the Joint Proxy Statement/Prospectus of the recommendations of the Company Board described in this Section 3.22 (subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with Section 6.3(d)). The Board of Directors of Canadian Sub has determined, in accordance with the provisions of Section 2.7(b) of the Old Support Agreement, that the changes to the rights of the holders of Exchangeable Shares resulting from the Merger are economically equivalent to the changes to the rights of the holders of Company Common Stock resulting from the Merger.

     SECTION 3.23. ACCOUNTING AND TAX MATTERS

         To the Company's knowledge, neither the Company nor any of its Affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Acquiror or any of its Affiliates) would (i) prevent Acquiror from accounting for the business combination to be effected by the Merger as a "pooling of interests" under GAAP and the applicable rules and regulations of the SEC, or
(ii) prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a) of the Code.

     SECTION 3.24. NO OTHER AGREEMENTS TO SELL THE COMPANY OR ITS ASSETS; NO EXISTING DISCUSSIONS

         The Company has no legal obligation, absolute or contingent, to any other Person to sell any material portion of the assets of the Company, to sell any material portion of the capital stock or other ownership interests of the Company or any of its Subsidiaries, or to effect any merger, consolidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal or Acquisition Transaction.

     SECTION 3.25.      INSURANCE

         The Company has made available to Acquiror accurate and complete copies of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (collectively, "Company Insurance Policies"). All Company Insurance policies are with reputable insurance carries, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards.

     SECTION 3.26.      TAKEOVER PROVISIONS INAPPLICABLE

         As of the date hereof and at all times on or prior to the Effective Time, the restrictions of Section 203 of the DGCL are, and shall be, inapplicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Support Agreement and the transactions contemplated by this Agreement.

     SECTION 3.27. ACCOUNTS RECEIVABLE

         To the Company's knowledge, as of the date hereof, the accounts receivable of the Company and its Subsidiaries as reflected in the most recent financial statements contained in the Company SEC Reports, to the extent uncollected on the date hereof, and the accounts receivable reflected the books of the Company and its Subsidiaries as of the date hereof are valid and existing and represent monies due, and the Company as of the date hereof, has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights or setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.28. INVENTORY

         To the Company's knowledge, as of the date hereof, the inventories of the Company and its Subsidiaries as reflected in the most recent financial statements contained in the Company SEC Reports, except for normal year-end adjustments made in accordance with GAAP applied consistently with prior periods, (i) are carried as provided in the Company SEC Reports not in excess of the lower of cost or net realizable value and (ii) do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful and ordinary course of business of the Company and its Subsidiaries as heretofore conducted, in each case net of reserves provided therefor, except in the cases of clauses
(i) and (ii) as would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.29. PRODUCT LIABILITY

         The Company is not aware of any claim against the Company or any of its Subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its Subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which could, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries have, and at the Effective Time will have, full and adequate insurance coverage for potential product liability claims against it.

     SECTION 3.30.      STANDSTILL AGREEMENT

         Except as set forth in Section 3.30 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any material standstill agreement.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror represents and warrants to the Company that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by the Acquiror to the Company on or before the date of this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     SECTION 4.1. ORGANIZATION AND QUALIFICATION

         Acquiror is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its businesses as presently conducted, except for any failure of any Subsidiaries to be in good standing that would not have a Material Adverse Effect. Acquiror is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Acquiror to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror has previously made available to the Company true and correct copies of the certificate of incorporation and bylaws of Acquiror, as currently in effect.

     SECTION 4.2. AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT

         Acquiror has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the performance by Acquiror of its obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by the Acquiror Board and, other than the adoption and approval of this Agreement by the holders of the Acquiror Common Stock and Acquiror Preferred Stock, voting together as a single class, no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquiror and constitutes a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     SECTION 4.3.    CAPITALIZATION

      (a) The authorized capital stock of Acquiror consists of (i) 1,000,000,000 shares of Acquiror Common Stock, (ii) 3,000,000 shares of Preferred Stock, par value $1.00 per share, of which 772,800 shares have been designated as Series C Mandatorily Convertible Redeemable

Preferred Stock ("Acquiror Preferred Stock") and (iii) 20,000,000 shares of Preference Stock, par value $.01 per share, of which 2,000,000 shares have been designated as Series E Junior Participating Preference Stock ("Acquiror Series E Preference Stock"). As of December 8, 1998, (i) 286,283,375 shares of Acquiror Common Stock, (ii) 771,920 shares of Acquiror Preferred Stock (which are represented by 19,298,000 Series C Depositary Shares, each representing one twenty-fifth of a share of Acquiror Preferred Stock) and (iii) no shares of Acquiror Series E Preference Stock, were issued and outstanding. As of the date hereof, 14,098,106 shares of Acquiror Common Stock are held in the Acquiror treasury. Schedule 4.3(a) of the Acquiror Disclosure Schedule sets forth the number of shares of Acquiror Common Stock reserved for future issuance upon exercise of any unexpired and unexercised outstanding option, whether or not vested or exercisable in accordance with its terms, to purchase shares of Acquiror Common Stock ("Acquiror Options") granted and outstanding as of the date hereof under any Acquiror stock option plan (the "Acquiror Option Plans"). As of the date of this Agreement, Acquiror has not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of Acquiror or the value of shares of Acquiror Common Stock. Except as disclosed in Schedule 4.3(a) of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of the Acquiror's domestic Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Schedule 4.3(a) of the Acquiror Disclosure Schedule, all such shares (other than director's qualify shares and similar shares in the case of foreign Subsidiaries) are owned by the Acquiror or another Subsidiary of Acquiror free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Acquiror's voting rights, charges or other encumbrances or restrictions on transfer of any nature (other than restrictions imposed by law).

      (b) There is no Voting Debt of Acquiror or any of its Subsidiaries issued and outstanding. Except as set forth in Schedule 4.3(b) of the Acquiror Disclosure Schedule or as reserved for future grants of options under the Acquiror Stock Plans as of the date hereof, (i) there are no shares of capital stock of any class of, or any security exchangeable into or exercisable for such capital stock, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Acquiror or any of its Subsidiaries is a party (or by which it is bound) obligating Acquiror or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Acquiror or any of its Subsidiaries or obligating Acquiror or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Acquiror to which Acquiror or any of its Subsidiaries is a party. All shares of Acquiror Common Stock subject to issuance as specified in this Section 4.3(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

     SECTION 4.4. SUBSIDIARIES

         The only Subsidiaries of Acquiror are those set forth in Section 4.4 of the Acquiror Disclosure Schedule. There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any domestic Subsidiary of Acquiror or which would require any domestic Subsidiary of Acquiror to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.


     SECTION 4.5.    OTHER INTERESTS

         Except as set forth in Schedule 4.5 of the Acquiror Disclosure Schedule, neither Acquiror nor any of Acquiror's Subsidiaries owns, directly or indirectly, any material interest or investment in the equity or debt for borrowed money of any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Acquiror's Subsidiaries).

     SECTION 4.6.    NO CONFLICT; REQUIRED FILINGS AND CONSENTS

      (a) Except as set forth in Section 4.6 of the Acquiror Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by Acquiror of Acquiror's obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with Acquiror's certificate of incorporation or bylaws or the comparable charter or organizational documents of any of its material Subsidiaries; (ii) assuming satisfaction of the requirements set forth in Section 4.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to Acquiror or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Acquiror or any of its Subsidiaries under, or result in the creation of imposition of any lien upon any properties, assets or business of Acquiror or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract (including, without limitation, Parent Contracts), instrument or other agreement or commitment or any order, judgment or decree to which Acquiror or any of its Subsidiaries is a party or by which Acquiror or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Acquiror or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and
(iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

      (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) for the pre-merger notification requirements of the HSR Act, (iii) for the filing of the Certificate of Merger pursuant to the DGCL, (iv) for other governmental approvals and filings required under the applicable laws of any foreign jurisdiction, and (v) with respect to matters set forth in Section 4.6(a) or 4.6(b) of the Acquiror Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity is required to be made or obtained by Acquiror in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.7. COMPLIANCE

         Acquiror and each of its Subsidiaries are in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of Acquiror, neither Acquiror nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and its Subsidiaries hold all permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.8.    SEC DOCUMENTS

      (a) Acquiror has filed and made available to the Company true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the SEC since January 1, 1995 (collectively, the "Acquiror SEC Reports"). As of their respective dates, the Acquiror SEC Reports (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated balance sheets included in or incorporated by reference into Acquiror SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Acquiror and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Acquiror included in or incorporated by reference into Acquiror SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of Acquiror and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

      (c) Except as set forth in Section 4.8(c) of the Acquiror Disclosure Schedule and except as set forth in the Acquiror SEC Reports, neither Acquiror nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror or in the notes thereto, prepared in accordance with GAAP consistently applied, except for
(i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Acquiror as of September 30, 1998, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since September 30, 1998, and
(iii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.9. ABSENCE OF CERTAIN CHANGES

         Except as set forth in Section 4.9 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports, and except for the transactions expressly contemplated hereby, since September 30, 1998, Acquiror and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Acquiror's business, operations, condition (financial or otherwise), results of operations, assets or liabilities, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had or are reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.9 of the Acquiror Disclosure Schedule, from September 30, 1998 through the date of this Agreement, neither Acquiror nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

     SECTION 4.10. LITIGATION

         Except as set forth in Section 4.10 of the Acquiror Disclosure Schedule or in the Acquiror SEC Reports there is no Action instituted, pending or, to the knowledge of Acquiror, threatened, in each case against Acquiror or any of its Subsidiaries, which, individually or in the aggregate, directly or indirectly, could reasonably be expected to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Acquiror or any of its Subsidiaries, or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency applicable to Acquiror or any of its Subsidiaries which has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.11.      TAXES

         Except as set forth in Section 4.11 of the Acquiror Disclosure
Schedule:

      (a) Acquiror and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all respects, except for any such filings which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and
(B) duly paid in full all Taxes, whether or not shown to be due on such Tax Returns, except for which the failure to pay would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

      (b) No claim has ever been made by an authority in a jurisdiction where any of Acquiror and its non-foreign Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction which is reasonably likely to have a Material Adverse Effect;

      (c) Each of Acquiror and its non-foreign Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

      (d) All federal income Tax Returns of Acquiror and its non-foreign Subsidiaries for periods through the taxable year ended in 1991 have been audited, and no federal or state, local or foreign audits or other administrative proceedings or court proceedings are presently being conducted with regard to any Taxes or Tax Returns of Acquiror or its Subsidiaries and neither Acquiror nor its Subsidiaries has received a written notice of any pending audits with respect to Taxes or Tax Returns of Acquiror, and neither Acquiror nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

      (e) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted against Acquiror or any of its Subsidiaries any material deficiency or material claim for Taxes not reserved for on the most recent balance sheet of the Acquiror as set forth in its most recent Quarterly Report on Form 10-Q;

      (f) There are no liens for Taxes upon any Assets of Acquiror or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings, except for liens which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and no written power of attorney that has been granted by Acquiror or its Subsidiaries (other than to

Acquiror or a Subsidiary) currently is in force with respect to any material matter relating to Taxes except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

         (g) Neither Acquiror nor any of its Subsidiaries has, with regard to any assets or property held by any of them, agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Acquiror or any of its Subsidiaries;

         (h) None of Acquiror and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code;

         (i) None of Acquiror and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

         (j) None of Acquiror and its Subsidiaries is a party to any Tax allocation or sharing agreement; and

         (k) None of Acquiror and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Acquiror) or (B) has any Liability for the Taxes of any Person (other than any of Acquiror and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, other than such Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.12.      EMPLOYEE BENEFIT PLANS

         (a) Section 4.12 of the Acquiror Disclosure Schedule contains a complete list of all Acquiror Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States) as of the date hereof. To the extent in the Acquiror's or its Subsidiaries' possession, true and complete copies or descriptions of the Acquiror Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States), including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to the Company and its counsel.

         (b) Except as described in Section 4.12 of the Acquiror Disclosure Schedule, each of the Acquiror Employee Plans (other than any Multiemployer
Plan) has been administered and is in compliance with the terms of such Acquiror Employee Plan and all applicable laws, rules and regulations except for noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

      (c) No "reportable event" (as such term is used in section 4043 of ERISA) for which the notice requirements to the Pension Benefit Guaranty Corporation have not been waived, "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) for which no exemption exists, or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Pension Plan (other than any Multiemployer Plan) of Acquiror or any of its Subsidiaries except for such events which, individually or in the aggregate, are not reasonably like to have a Material Adverse Effect.

      (d) There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Acquiror Employee Plan that is pending or, to Acquiror's knowledge, threatened against Acquiror, any of its ERISA Affiliates, or any Acquiror Employee Plans (collectively, "Claims"), other than routine claims for benefits or Claims which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

      (e) Except as set forth in Section 4.12 of the Acquiror Disclosure Schedule, Acquiror has not incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied, except for such liabilities as would not, individually or in the aggregate, have a Material Adverse Effect.

      (f) With respect to the Acquiror Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Acquiror, except for obligations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Acquiror.

     SECTION 4.13. TITLE TO ASSETS

      The Assets of Acquiror and its Subsidiaries, taken as a whole, are sufficient to permit Acquiror and its Subsidiaries to conduct their business as currently being conducted with only such exceptions as would not have a Material Adverse Effect. All of the material Assets owned by Acquiror are owned free and clear of all Encumbrances, except as described in Section 4.13 of the Acquiror Disclosure Schedule or Permitted Encumbrances or when the failure to have such ownership would not have a Material Adverse Effect.

     SECTION 4.14.      CONTRACTS

      Each Acquiror Contract is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a Material Adverse Effect, and there are no material defaults thereunder by Acquiror or its Subsidiaries or, to the best knowledge of Acquiror, by any other party thereto which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.15. LABOR RELATIONS

         Except as set forth on Section 4.15 of the Acquiror Disclosure Schedule, there is no labor strike, slowdown or work stoppage or lockout against Acquiror or any of its Subsidiaries, there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board which if decided adversely could reasonably be expected to have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole, and there is no representation claim or petition pending before the National Labor Relations Board and no question concerning representation exists with respect to the employees of Acquiror or its Subsidiaries.

     SECTION 4.16.      INTELLECTUAL PROPERTY

            (a) Acquiror and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications, tangible or intangible proprietary information or material, waivers or licenses of publicity or privacy rights or any other third party licenses that are necessary to conduct the business of Acquiror and its Subsidiaries as currently conducted, the absence of which would be reasonably likely to have a Material Adverse Effect (the "Acquiror Intellectual Property Rights").

            (b) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Acquiror Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Acquiror or any of its Subsidiaries is a party and pursuant to which Acquiror or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights, trade secrets, likeness or other proprietary rights, including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Acquiror or any of its Subsidiaries, the termination, modification (including without limitation any modification to the scope of any license from the scope as currently granted by Acquiror even if such modification is contemplated by the agreement) or breach of which would be reasonably likely to have a Material Adverse Effect.

            (c) All patents, registered trademarks, service marks and copyrights which are held by Acquiror or any of its Subsidiaries the loss or invalidity of which would cause a Material Adverse Effect, are valid and subsisting. Except as would not be reasonably expected to have a Material Adverse Effect, Acquiror (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of (w) infringement or violation of any patents, trademarks, service marks, copyrights, trade secrets, right of privacy or publicity or any other proprietary right of any third party or (x) libel or defamation; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes or violates any patent, trademark, service mark, copyright, trade secret, right of privacy or publicity, or other proprietary right of any third party.

     SECTION 4.17. ENVIRONMENTAL MATTERS

         Except as set forth in Section 4.17 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, Acquiror and each of its Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by Acquiror or its Subsidiaries; (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorization, and also are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws, or of any spill, release, event, incident, condition, action or failure to act which is reasonably likely to prevent continued compliance with such Environmental Laws, or which would give rise to any common law environmental liability or liability under Environmental Laws, or which would otherwise form the basis of any claims, action, suit or proceeding against Acquiror or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any Hazardous Material by any Person; and (iv) have taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by Acquiror or its Subsidiaries thereunder.

     SECTION 4.18. JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION STATEMENT

         None of the information supplied by Acquiror to be included or incorporated by reference in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, will, on the date it became effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto to the stockholders of Acquiror or the Company, at the time of the Acquiror Stockholder Meeting and the Company Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; provided, however, that Acquiror makes no representation with respect to any information supplied or to be supplied by the Company for inclusion or incorporated by reference from Company SEC filings in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto. None of the information supplied by Acquiror to be included or incorporated by reference from Acquiror SEC filings in the Registration Statement will, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 4.19.      OPINION OF FINANCIAL ADVISOR

         Acquiror has received the written opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that the consideration to be paid by Acquiror in connection with the Merger is fair to Acquiror from a financial point of view.

     SECTION 4.20. OWNERSHIP OF COMPANY COMMON STOCK

         To the best knowledge of Acquiror, neither Acquiror, nor any of its affiliates, beneficially or of record, owns any shares of Company Stock or Exchangeable Shares, other than such securities, if any, held by or for the account of employees or former employees of Acquiror, or any of its respective affiliates pursuant to any Acquiror Employee Plan.

     SECTION 4.21. BROKERS

         No broker, finder or investment banker (other than Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, the fees and expenses of which shall be paid by Acquiror) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

     SECTION 4.22. VOTE REQUIRED

         The approval by a majority of the voting power represented by the outstanding shares of Acquiror Common Stock and Acquiror Preferred Stock entitled to vote thereon, voting together as a single class, is the only vote of the holders of any class or series of Acquiror's capital stock necessary to approve this Agreement, the Merger and, if necessary for the consummation of the Merger, an amendment to Acquiror's Certificate of Incorporation, ("Acquiror Stockholder Approval"). The Acquiror Board, at a meeting duly called and held, by unanimous vote of the directors present (i) determined that this Agreement, the Stock Option Agreement, the Stockholder Support Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the stockholders of Acquiror, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) declared advisable and resolved to recommend that the holders of the shares of the Acquiror Common Stock approve this Agreement and the transactions contemplated hereby, including the Merger.

     SECTION 4.23. TAX AND ACCOUNTING MATTERS

         To Acquiror's knowledge, neither Acquiror nor any of its Affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its Affiliates) would (i) prevent Acquiror from accounting for the business combination to be effected by the Merger as a "pooling of interests" under GAAP and the applicable rules and regulations of the SEC or (ii) prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a) of the Code.

     SECTION 4.24.      RIGHTS PLAN

         As of the Effective Time, each share of Acquiror Common Stock received by holders of Company Common Stock pursuant to Section 2.7(a), or holders of Company Preferred Stock pursuant to Section 2.7(b), shall evidence and entitle the holder thereof to Acquiror Rights under the Acquiror Rights Agreement.

                                  ARTICLE V.
                    CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.1. CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and each of its Subsidiaries (except to the extent that Acquiror shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed in Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Acquiror (which will not be unreasonably withheld or delayed), the Company shall not and shall not permit any of its Subsidiaries to:

         (a) adopt or propose any amendment to its certificate of incorporation or bylaws or comparable charter or organizational documents except as contemplated by this Agreement;

      (b) (i) issue, pledge or sell, or propose or authorize the issuance, pledge or sale of, additional shares of capital stock of any class (other than upon exercise of Company Stock Rights outstanding on the date of this Agreement upon payment of the exercise price thereof or upon any exchange of Exchangeable Shares), or securities convertible into capital stock of any class, or any subscriptions, rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Company Stock outstanding on the date hereof, (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of the Company or any of its Subsidiaries, including without limitation, the Company Stock Rights and the Company Stock Plans, or authorize cash payments in exchange for any options granted under any of such plans, or
(iii) adopt or implement any stockholder rights plan;

      (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any wholly-owned Subsidiary of the Company (or the Canadian Sub) and the Company or any other wholly-owned Subsidiary of the Company (or the Canadian Sub), or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than the Exchangeable Shares pursuant to the exchange rights thereof);

         (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities (other than the Exchangeable Shares pursuant to the exchange rights thereof);

         (e) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to Acquiror, which shall be interpreted and implemented in a manner consistent with past practice), or enter into any employment or severance agreement with, any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except (i) to the extent required by applicable law or regulation, (ii) pursuant to any collective bargaining agreements or Company Employee Plan as in effect on the date of this Agreement consistent with past practices, (iii) for salary and benefit increases in the ordinary course of business consistent with past practice to employees other than executive officers of the Company, (iv) pursuant to Section 2.8 or (v) the grant of options consistent with past practice to new or promoted employees other than executive officers, which options represent in the aggregate the right to acquire no more than 500,000 shares (net cancellations) of Company Common Stock;

      (f) (i) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of the Company or any of its Subsidiaries (including stock of Subsidiaries), except for (A) sales of assets in the ordinary course of business, (B) sales of assets aggregating less than $5,000,000, (C) sales of accounts receivable under agreements with Fleet Bank and Sanwa Bank in effect as of the date hereof consistent with past practice, (D) sales of marketable securities aggregating less than $20,000,000, and (E) sales of assets under sale/leaseback arrangements with Fleet Bank in effect as of the date hereof consistent with past practice, or (ii) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the ordinary course of business and except for acquisitions involving an aggregate purchase price not in excess of $10,000,000;

      (g) (i) incur, assume or pre-pay any debt for borrowed money, other than pursuant to credit agreements, accounts receivable facilities, factoring arrangements and sale/leaseback arrangements in effect as of the date hereof consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than wholly-owned subsidiaries),
(iii) make any loans, advances or capital contributions to, or investments in, any other person (including advances to employees), except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company or which are reasonable, necessary, in the ordinary course and consistent with past practice, or (iv) enter into any "keep well" or other agreement to maintain the financial condition of another entity (other than the Company or any of its wholly-owned Subsidiaries);

      (h) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries, other than in connection with the dissolution, merger or liquidation of inactive Subsidiaries;

      (i) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, amend any material Tax Return except in the ordinary course of business consistent with past practice, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending January 3, 1998;

      (j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company;

      (k) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of the Company or of any of its Subsidiaries before the same comes due in accordance with its terms;

      (l) fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

      (m) enter into any collective bargaining agreement (other than as required by law or extensions of existing agreements in the ordinary course of business);

      (n) change its methods of accounting as in effect on October 3, 1998 except as required by GAAP, or take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by GAAP or the SEC;

      (o) modify, amend or terminate any of the Company Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

      (p) take, or agree to commit to take, any action that would cause the representations and warranties of the Company contained herein, individually or in the aggregate, not to be true and correct in all material respects;

      (q) close, shut down, or otherwise eliminate any facility or office containing more than 20,000 square feet;

      (r) make or commit to make any capital expenditures that exceed $10,000,000 in the aggregate or, except as required pursuant to commitments existing on the date hereof or made without violation of this Section 5.1, make any cash disbursement not in the ordinary course of business exceeding $5,000,000 for any single item or related series of items;

      (s) initiate, compromise, or settle any material litigation or arbitration proceeding except in connection with the Agreement or the transactions contemplated hereby;

      (t) enter into an agreement, contract, commitment or arrangement to do any of the foregoing; and

      (u) modify, amend, restate or terminate the Amended and Restated Employment Agreement, dated as of the date hereof, between the Company and Michael J. Perik or the Amended and Restated Employment Agreement, dated as of the date hereof, between the Company and Kevin O'Leary, or waive, release or assign any material rights or claims thereunder.

     SECTION 5.2. CONDUCT OF BUSINESS OF ACQUIROR PENDING THE MERGER

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquiror agrees as to itself and each of its Subsidiaries (except to the extent that the Company shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed in Section 5.2 of the Acquiror Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of the Company, Acquiror shall not and shall not permit any of its Subsidiaries to:

      (a) adopt or propose any amendment to its certificate of incorporation or bylaws or comparable charter or organizational documents, except as contemplated by this Agreement;

      (b) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities; and

      (c) enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

                                  ARTICLE VI.
                              ADDITIONAL AGREEMENTS

     SECTION 6.1. PREPARATION OF FORM S-4 AND THE PROXY STATEMENT; STOCKHOLDER MEETING

      (a) As promptly as practicable after the execution of this Agreement, the Company and Acquiror shall cooperate, prepare and file with the SEC, the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy

Statement/Prospectus will be included as a prospectus, provided that Acquiror may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/Prospectus by the SEC. The Company and Acquiror will cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Acquiror and the Company shall use reasonable best efforts to have or cause the Joint Proxy Statement/Prospectus to be cleared by the SEC and to cause the Registration Statement to become effective as promptly as practicable. Without limiting the generality of the foregoing, each of the Company and Acquiror shall, and shall cause its respective Representatives to, fully cooperate with the other party and its respective Representatives in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other party with all information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. The Joint Proxy Statement/Prospectus with respect to the Merger shall include the determination and recommendation of the Company Board (subject to Section 6.3(d)) and the Acquiror Board that their respective stockholders vote in favor of the approval and adoption of this Agreement and the Merger. The Company and Acquiror shall use reasonable best efforts to take all actions required under any applicable foreign, federal or state securities or Blue Sky Laws in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement with respect to the Merger shall have become effective, the Company and Acquiror shall cause the Joint Proxy Statement/Prospectus with respect to the Merger to be mailed to their respective stockholders.

      (b) Without limiting the generality of the foregoing, (i) the Company and Acquiror shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, and (ii) the Company and Acquiror shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Joint Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings.

      (c) The Company shall take all action necessary to convene and hold a meeting of its stockholders as promptly as practical for the purpose of obtaining the Company Stockholder Approval. Subject to Section 6.3, the Company shall, through the Company Board, recommend to its stockholders the adoption of this Agreement and the transactions contemplated hereby and shall use its best efforts to solicit from its stockholders proxies in favor of adoption of this Agreement and to take all other lawful action necessary to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.1(c) shall not be affected by the commencement, public proposal or communication to the Company of any Acquisition Proposal, subject to Section 6.3 below.


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
      (d) Acquiror shall take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene and hold a meeting of its stockholders as promptly as practical for the purpose of obtaining the Acquiror Stockholder Approval. Acquiror shall, through the Acquiror Board, recommend to its stockholders the adoption of this Agreement and the transactions contemplated hereby and shall use its best efforts to solicit from its stockholders proxies in favor of adoption of this Agreement and to take all other lawful action necessary to secure the Acquiror Stockholder Approval. Neither the Acquiror Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Acquiror Board of this Agreement or the transactions contemplated hereby.

      (e) The Company and Acquiror shall coordinate and cooperate with each other with respect to the timing of the Company Stockholder Meeting and the Acquiror Stockholder Meeting and shall use their best efforts to hold such meeting on the same day and as soon as practicable after the date hereof.

     SECTION 6.2. COOPERATION; NOTICE; CURE

         Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of Acquiror and the Company shall promptly notify the other in writing of, and will use reasonable best efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Acquiror or the Company, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Acquiror or the Company contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     SECTION 6.3.    NO SOLICITATION

      (a) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Acquisition Transaction.

      (b) From and after the date hereof, without the prior written consent of Acquiror, the Company will not authorize or permit any of its Subsidiaries to, and shall use its reasonable best efforts to cause any and all of its or their respective officers, directors, employees, financial advisors, agents or representatives (each a "Representative") not to, directly or indirectly, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be


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
expected to lead to an Acquisition Proposal, or (ii) engage in negotiations or discussions with any person (or group of persons) other than Acquiror or its respective affiliates (a "Third Party") concerning, provide any non-public information to any person or entity relating to, an Acquisition Proposal, or
(iii) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 6.3(b) shall prevent the Company or the Company Board from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that (1) such Third Party has made a written proposal to the Company Board to consummate an Acquisition Proposal, (2) the Company Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of Company Common Stock than the transaction contemplated by this Agreement (a "Superior Proposal"), (3) the failure to take such action would, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Company Board receives from such person or entity an executed confidentiality and standstill agreement with material terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean, with respect to the Company, any proposal or offer from any Person (other than Acquiror or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of the Company or any of its Subsidiaries, that constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the capital stock of the Company, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries. Each of the transactions referred to in clauses (i) - (iv) of the definition of Acquisition Proposal, other than any such transaction to which Acquiror or any of its Subsidiaries is a party, is referred to as an "Acquisition Transaction."

      (c) The Company shall notify Acquiror promptly after receipt by the Company or the

Company's knowledge of the receipt by any of its advisors of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep Acquiror informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

      (d) The Board of Directors of the Company may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror the approval or recommendation by the Company Board of this Agreement or the Merger unless, following the receipt of a Superior Proposal, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided however, that, the Board of Directors of the Company shall submit this Agreement to the Company's stockholders for approval, whether or not the Board of Directors of the Company at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or otherwise modifies or withdraws its recommendation. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

      (e) Nothing contained in this Agreement shall prohibit the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or from making any other disclosures to its stockholders to the extent required by law.

     SECTION 6.4. ACCESS TO INFORMATION


         Upon reasonable notice, each of Acquiror and the Company (and each of their respective Subsidiaries) shall afford to the other party and its Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Acquiror and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (a) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. Each party making such requests will hold any such information furnished to it by the other party which is nonpublic in confidence in accordance with the Confidentiality Agreement dated as of November 10, 1998, between Acquiror and the Company (the "Confidentiality Agreement"). No information or knowledge obtained in any investigation pursuant to this Section
6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     SECTION 6.5.    GOVERNMENTAL APPROVALS

      (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement, including, without limitation, all filings required under the HSR Act or any applicable foreign anti-trust law or regulation ("Governmental Approvals"), and to comply with the terms and conditions of all such Governmental Approvals. Each of the parties hereto shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their respective officers, directors and affiliates to, file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Acquiror and the Company shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Acquiror and the Company, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Acquiror and the Company (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals.

         (b) Acquiror and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Acquiror and the Company shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

         (c) Notwithstanding the foregoing or any other provision of this Agreement, Acquiror


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
shall have no obligation or affirmative duty under this Section 6.5 to cease or refrain from the ownership of any assets or properties, or the association with any person or entity which association is material to the operations of Acquiror, whether on the date hereof or at any time in the future.

         SECTION 6.6. PUBLICITY

         Acquiror and the Company shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other written public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such written public statement or filings prior to such consultation, except as may be required by law.

     SECTION 6.7.    INDEMNIFICATION

      (a) From and after the Effective Time, Acquiror agrees that it will indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative (a "Proceeding")), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law. The obligations of Acquiror under this Section 6.7(a) shall include the obligation to advance expenses as incurred prior to the final disposition of the Proceeding.

      (b) Acquiror shall, until the fifth anniversary of the Effective Time (or such earlier date as may be mutually agreed upon by Acquiror, and the applicable Indemnified Party) cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts that occurred on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Merger and any and all related events. In lieu of the purchase of such insurance by the Acquiror, Acquiror may purchase a five year extended reporting period endorsement ("Reporting Tail Coverage") under the Company's existing directors' and officers' liability insurance coverage, providing that such Reporting Tail Coverage shall extend the directors' and officers' liability coverage in force as of the date hereof for a period of at least five (5) years from the Effective Time for any claim based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving wrongful acts or omissions occurring or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving the Merger or any and all related events. In no event shall the Acquiror be obligated to expend in order to maintain or procure insurance coverage pursuant to this Section 6.7(b) an amount per year in excess of $727,500 per annum. The Company represents and warrants that the current premium on its directors' and officers' liability insurance for the three year period commencing June, 1997 is $1,091,850.

      (c) The provisions of this Section 6.7 are intended to be an addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     SECTION 6.8. EMPLOYEE BENEFITS MATTERS

         From the Effective Time until December 31, 1999, the Surviving Corporation shall provide the employees of the Surviving Corporation and its Subsidiaries (who were, prior to the Merger, employees of the Company or its Subsidiaries) Employee Benefits which, in the aggregate, are no less favorable to such employees, than the Employee Benefits provided to the employees of the Company and its Subsidiaries immediately prior to the Effective Time. Acquiror and the Company agree that the Company and the Surviving Corporation shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect and disclosed to Acquiror as of the date hereof. For all Employee Benefits (including, without limitation, Employee Plans and other programs of Acquiror and its affiliates after the Effective Time), all service with the Company or any of its Subsidiaries prior to the Effective Time of employees (excluding employees covered by collective bargaining agreements) shall be treated as service with Acquiror and its affiliates for purposes of eligibility, vesting, benefits accrued (other than for the purposes of any pension plan) and determination of benefit levels to the same extent that such service is taken into account by the Company and its Subsidiaries as of the date hereof, except to the extent such treatment will result in duplication of benefits. Acquiror will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company's employees under any Employee Plans that such employees may be eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any Employee Plan maintained for such employees immediately prior to the Effective Time and (ii) use its reasonable best efforts to provide such employees credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out of pocket requirements under any Welfare Plans that such employees are eligible to participate in after the Effective Time. "Employee Benefits" shall mean the following benefits: any medical, health, dental, life insurance, long-term disability, severance, pension, retirement or savings plan, policy or arrangement, including those such plans for which coverage is generally limited to officers or a select group of highly compensated employees of the Company or any of its Subsidiaries. Nothing herein shall require



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
the continued employment of any person or prevent the Company and/or the Surviving Corporation from taking any action or refraining from taking any action which the Company could take or refrain from taking prior to or after the Effective Time, including, without limitation, any action the Company or the Surviving Corporation could take to terminate any plan under its terms as in effect as of the date hereof. Immediately at the Effective Time, Acquiror shall and hereby does, assume those employment agreements, Company Employee Plans and Employee Benefits arrangements as are set forth in Section 6.8 of the Company Disclosure Schedule.

     SECTION 6.9. AFFILIATE AGREEMENTS

         Upon the execution of this Agreement, the Company and Acquiror shall provide each other a list identifying, to the Company's or Acquiror's respective best knowledge, those persons who are "affiliates" of the Company or Acquiror, respectively, within the meaning of Rule 145 (each such person who is an "affiliate" of the Company within the meaning of Rule 145 is referred to as a "Company Affiliate" and each such person who is an "affiliate" of the Acquiror is referred to as an "Acquiror Affiliate") promulgated under the Securities Act ("Rule 145"). The Company and Acquiror shall provide each other such information and documents as each shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company and Acquiror shall each use their respective reasonable best efforts to deliver or cause to be delivered to each other prior to the Effective Time an executed Affiliate Agreement from each of its Affiliates substantially in the Form attached hereto as Exhibit C (in the case of the Company Affiliates) and Exhibit D (in the case of the Acquiror Affiliates).

     SECTION 6.10. POOLING ACCOUNTING


         The parties shall use their reasonable best efforts to cause the Merger to be accounted for as a pooling of interests under GAAP and the applicable rules and regulations of the SEC. Notwithstanding anything to the contrary in this Agreement, from and after the date hereof and until the Effective Time, neither the Company nor Acquiror, nor any of their respective Subsidiaries or other Affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP and the applicable rules and regulations of the SEC. Acquiror and the Company shall each provide reasonable cooperation to PricewaterhouseCoopers LLP to enable it to issue the pooling letters referenced in Sections 6.14 and 6.15. As soon as is reasonably practicable but in no event later than 45 days after the end of the first month ending at least 30 days after the Effective Time, Acquiror will publish results including at least 30 days of combined operations of Acquiror and the Company as referred to in the written agreements provided for by Section 6.9.

     SECTION 6.11.      TAX TREATMENT OF REORGANIZATION




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
      (a) The parties intend the Merger to qualify as a reorganization under
Section 368(a) of the Code and shall use their best efforts (and shall cause their respective Subsidiaries to use their best efforts) to cause the Merger to so qualify. Neither the Company nor Acquiror, nor any of their respective Subsidiaries or other affiliates, shall take any action, or fail to take any action, that is not specifically provided for by this Agreement that would or would be reasonably likely to adversely affect the treatment of the Merger as a reorganization under Section 368(a) of the Code. Acquiror and the Company shall, and shall cause their respective Subsidiaries to, take the position for all purposes that the Merger qualifies as a reorganization under that Section of the Code.

      (b) Acquiror and the Company shall cooperate and use their best efforts in obtaining the opinions of Hale and Dorr LLP, counsel to the Company, and Latham & Watkins, counsel to Acquiror, dated as of the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.12. FURTHER ASSURANCES AND ACTIONS

      (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

      (b) In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, franchises of any of the parties to the Merger, the proper officers and/or directors of Acquiror and the Company shall take all such necessary action.

     SECTION 6.13. STOCK EXCHANGE LISTING

      Acquiror shall use its best efforts to list on the NYSE prior to the Effective Time, subject to official notice issuance, the shares of Acquiror Common Stock to be issued as Merger Consideration and to be issued from time to time upon exchange of the Exchangeable Shares.

      SECTION 6.14. LETTER OF THE COMPANY'S ACCOUNTANTS

         The Company shall use all reasonable efforts to cause to be delivered to

Acquiror a letter of PricewaterhouseCoopers LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquiror, in form reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 6.15. LETTER OF ACQUIROR'S ACCOUNTANTS

         Acquiror shall use all reasonable efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Acquiror's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                                 ARTICLE VII.
                             CONDITIONS OF MERGER

     SECTION 7.1. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER

         The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

      (a) this Agreement and the Merger shall have been approved by the stockholders of the Company and the stockholders of Acquiror in the manner required under the DGCL and the certificate of incorporation of the Company and Acquiror, respectively;

      (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted;

      (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

      (d) the Registration Statement and any required post-effective amendment thereto shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material Blue Sky Laws applicable to the registration of the Acquiror Common Stock to be exchanged for Company Stock shall have been complied with;

      (e) the shares of Acquiror Common Stock issuable to the holders of Company Stock pursuant to this Agreement, and upon exchange of the Exchangeable Shares from time to time, shall have been approved for listing on the NYSE, subject to official notice of issuance; and

      (f) Acquiror and the Company shall have each received letters from PricewaterhouseCoopers LLP to the effect that the Merger qualifies for "pooling of interests," accounting treatment if consummated in accordance with this Agreement.

     SECTION 7.2.    CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE
                     MERGER

      The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

      (a) each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted or required by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date (other than the date of this Agreement) shall remain true and correct as of such particular date, and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Acquiror;

      (b) Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time;

      (c) the Company shall have received a certificate executed on behalf of the Acquiror by the Chief Executive Officer or Chief Financial Officer of the Acquiror to the effect set forth in clauses (a) and (b) of this Section 7.2; and

      (d) the Company shall have received an opinion of Hale and Dorr LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code; in rendering such opinion, Hale and Dorr LLP may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the parties hereto and others.

     SECTION 7.3.    CONDITIONS TO OBLIGATIONS OF ACQUIROR TO EFFECT THE MERGER

      The obligations of Acquiror to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

      (a) each of the representations and warranties of the Company contained in this



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
Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective, Time, except (i) for changes specifically permitted or required by this Agreement, (ii) that those representations and warranties which address matters only as of a particular date (other than the date of this Agreement) shall remain true and correct as of such particular date, and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect;

      (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

      (c) Acquiror shall have received a certificate executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect set forth in clauses (a) and (b) of this Section 7.3;

      (d) Acquiror shall have received an opinion of Latham & Watkins, dated as of the Closing Date, in form and substance reasonably satisfactory to Acquiror, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Latham & Watkins may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the parties or others;

      (e) all consents, appeals, releases or authorizations from, and all filings and registrations ("Consents") to or with, any Person, including but not limited to any Governmental Entity set forth in Section 7.3(e) of the Acquiror Disclosure Schedule shall have been made or obtained;

      (f) Acquiror shall have received an opinion of Davies, Ward & Beck, in form and substance reasonably satisfactory to Acquiror, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, no approval of the holders of the Exchangeable Shares is required by the Old Support Agreement, the Old Voting and Exchange Trust Agreement or the provisions attaching to the Exchangeable Shares or the Business Corporations Act (Ontario) (being the statute by which Canadian Sub is governed) in order for the Company to effect the Merger or for Acquiror to enter into the Support Agreement Amendment or the Voting and Exchange Trust Supplement or for either to them to perform their other obligations hereunder and that, on and after the Effective Time, the Exchangeable Shares will be, by their terms, exchangeable for Acquiror Common Shares rather than Company Common Shares without any approval of the holders of the Exchangeable Shares; and

      (g) No holder of Company Special Voting Stock shall have exercised and not withdrawn any appraisal rights under the DGCL. The holders of no more than 12,500 shares of Company Preferred Stock shall have exercised and not withdrawn any appraisal rights under the

DGCL.


                                ARTICLE VIII.
                      TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1.    TERMINATION

      This Agreement may be terminated at any time before the Effective Time (except as otherwise provided) as follows:

      (a) by mutual written consent of each of Acquiror and the Company;

      (b) by either the Company or Acquiror, if the Effective Time shall not have occurred on or before September 30, 1999 (the "Termination Time"); provided however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

      (c) by either the Company or Acquiror, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable (but only if the terminating party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

      (d) by either the Company or Acquiror, if there shall have been a material breach by the other of any of its (x) representations or warranties contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) (in the case of a breach by Acquiror) or Section 7.3(a) (in the case of a breach by the Company), or (y) covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(b) (in the case of a breach by Acquiror) or Section 7.3(b) (in the case of a breach by the Company), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;

      (e) by either the Company or Acquiror, if the required approvals of the stockholders of the Company or Acquiror shall not have been obtained at a duly held stockholders' meeting, including any adjournments or postponements; or

      (f) by Acquiror (i) if the Board of Directors of the Company fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger; (ii) if the Board of Directors of the Company makes any public recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal or as may be required to comply with Rule 14e-2 under the Exchange Act; (iii) if the Company engages in a solicitation of an Acquisition Proposal prohibited by
Section 6.3; or (iv) if the Board of Directors of the Company resolves to take any of the actions specified above.

     SECTION 8.2.    EFFECT OF TERMINATION

      (a) In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives); provided, however, no such termination shall relieve any party hereto from (x) any liability for damages resulting from any willful or intentional breach of this Agreement (whether or not any fees contemplated by this Section 8.2 are payable) or (y) any obligation to pay the termination fees provided for below or Fees and Expenses (as defined) pursuant to this Section 8.2.

      (b) In the event that (i) this Agreement is terminated by Acquiror pursuant to Section 8.1(f) or (ii) prior to the meeting of the Company's stockholders duly convened and held to vote in respect of this Agreement and the Merger, a bona fide Acquisition Proposal shall have been made to the Company and made known to its stockholders generally or shall have been made directly to its stockholders generally, or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal (whether or not such proposal shall have been rejected or shall have been withdrawn), and thereafter (x) this Agreement is terminated pursuant to Section 8.1(e) by reason of the failure of the stockholders of the Company to approve this Agreement or the Merger at such meeting or (y) this Agreement is terminated by Acquiror pursuant to 8.1(d)(y) by reason of a breach by the Company of its covenants or agreements hereunder, then, in the case of either clause (i) or clause (ii), the Company shall, simultaneously with such termination, pay to Acquiror a fee equal to $35,000,000 (the "Initial Termination Fee"). In addition, in the event that this Agreement is terminated under circumstances in which the Initial Termination Fee becomes payable, and within twelve months of such termination, the Company enters into an agreement with any Person with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then, upon the signing of such agreement, or if no agreement is signed, then at the closing (and as a condition to the closing, which condition may not be waived without the express written consent of Acquiror) of such Acquisition Proposal, the Company shall pay to Acquiror an additional termination fee equal to $75,000,000 (the "Additional Termination Fee").

      (c) In the event that this Agreement is terminated by Acquiror pursuant to
Section 8.1(f) or pursuant to Section 8.1(e) by reason of the failure of the Company's stockholders to approve this Agreement or the Merger at the Company Stockholder Meeting, or pursuant to Section 8.1(d), the Company shall promptly upon such termination (following receipt of a statement therefor) reimburse Acquiror for all fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants, consultants and other advisors and Representatives) ("Fees and Expenses"), up to a maximum of $3,000,000, incurred and paid by Acquiror in connection with this Agreement and the Merger. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(e) by reason of the failure of Acquiror's stockholders to approve this Agreement or the Merger at the Acquiror Stockholder Meeting, or pursuant to
Section 8.1(d), Acquiror shall promptly upon such termination (following receipt of a statement therefor) reimburse the Company for all Fees and Expenses, up to a maximum of $3,000,000, incurred by the Company in connection with this Agreement and the Merger.

      (d) Reimbursements of Fees and Expenses hereunder and any Initial Termination Fee or Additional Termination Fee payable hereunder shall be payable by wire transfer of immediately available funds.

      (e) The parties acknowledge that the agreements contained in this Section
8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Section 8.2, and, if in order to obtain such payment, Acquiror commences a suit which results in a judgment against the Company for such amount (or any portion thereof), the Company shall pay the costs and expenses (including attorneys'
fees) of Acquiror in connection with such suit, together with interest on such amount in respect of the period from the date such amount became due until the date such amount is paid at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

   SECTION 8.3. EXPENSES

      The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in
Article II. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

   SECTION 8.4. AMENDMENT

      This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   SECTION 8.5. WAIVER

      At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in


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
writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX.
                               GENERAL PROVISIONS

   SECTION 9.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

      The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that (a) the agreements set forth in Sections 2.10, 2.11(b), 2.11(c), 2.11(e), 2.11(f), 2.13, 2.14, 6.7,
6.8, 6.12 and 9.6 shall survive the Effective Time and (b) the agreements set forth in the Confidentiality Agreement and in Sections 8.2 and 9.6 shall survive termination indefinitely.

   SECTION 9.2. NOTICES

      All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by registered or certified mail (postage prepaid, return receipt requested), or by overnight courier, to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                if to Acquiror:

             333 Continental Boulevard
             El Segundo, CA  90245-5012
             Attention:  Ned Mansour, Esq.
             Fax:   (310) 252-3671

          with an additional copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071
               Attention:  Thomas C. Sadler, Esq.
               Fax:  (213) 891-8763


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
                if to the Company:

             One Athenaeum
             Cambridge, MA  02142
             Attention:  Neal Winneg, Esq.
             Fax:  (617) 494-5660

                with a copy to:

             Hale and Dorr LLP
             60 State Street
             Boston, MA  02109
             Attention:  Mark G. Borden, Esq.
             Fax:  (617) 526-5000

     SECTION 9.3. SEVERABILITY

     If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 9.4. ENTIRE AGREEMENT; ASSIGNMENT

     This Agreement (including the Company Disclosure Schedule and the Acquiror Disclosure Schedule), together with the Confidentiality Agreement and the Stock Option Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any party by operation of law or otherwise without the express written consent of each of the other parties.

   SECTION 9.5. PARTIES IN INTEREST

      This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for Section 6.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

   SECTION 9.6. GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

   SECTION 9.7. HEADINGS

      The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

   SECTION 9.8. SPECIFIC PERFORMANCE

      Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof in any action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

   SECTION 9.9. ALTERNATIVE TRANSACTION STRUCTURE

      At the request of Acquiror, the transactions contemplated by this Agreement may be restructured in the form of a "butterfly" reorganization or similar structure, or such other form as Acquiror may determine to be appropriate, provided that any such alternative transaction structure does not
(i) delay the consummation of the Merger in any material respect, or (ii) result in any adverse consequences (tax or otherwise) to the Company or its shareholders.

   SECTION 9.10. COUNTERPARTS

      This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                            [Signature page follows.]

      IN WITNESS WHEREOF, Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    MATTEL, INC.

                                        /s/ Ned Mansour
                                    By:____________________________________
                                    Name: Ned Mansour
                                    Title: President, Corporate Operations


                                    THE LEARNING COMPANY, INC.

                                        /s/ Michael J. Perik
                                    By:____________________________________
                                    Name: Michael J. Perik
                                    Title: Chief Executive Officer


                                        /s/ Kevin O'Leary
                                    By:____________________________________
                                    Name: Kevin O'Leary
                                    Title: President

                                   EXHIBIT A

                         FORM OF STOCK OPTION AGREEMENT

            STOCK OPTION AGREEMENT, dated as of December 13, 1998 (the "Agreement"), between MATTEL, INC., a Delaware corporation (the "Grantee"), and THE LEARNING COMPANY, INC., a Delaware corporation (the "Grantor").

            WHEREAS, Grantor and Grantee are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, and upon the terms and subject to the conditions thereof, Grantor is to merge (the "Merger") with and into Grantee, with Grantor continuing as the surviving corporation after the Merger;

            WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantor is granting to the Grantee an option to purchase 15,673,160 shares of common stock, par value $.01 per share, of the Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof;

            WHEREAS, in order to induce the Grantee to enter into the Merger Agreement the Grantor is willing to grant the Grantee the requested option; and

            WHEREAS, the Board of Directors of the Grantor has approved the grant by Grantor of the Option (defined below) pursuant to this Agreement.

            NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

            1. The Option; Exercise; Adjustments.

                  a) Contemporaneously herewith, the Grantee and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 15,673,160 (as adjusted as provided herein) shares of Common Stock (the shares issuable upon exercise of this Option being referred to as the "Shares") at a per Share cash purchase price (the "Purchase Price") equal to the lesser of (i) $28.3125 and (ii) the product of (A) the closing price of a share of the Grantee's common stock, par value $1.00, per share, on the New York Stock Exchange Composite Tape (the "NYSE Composite Tape") on the trading day (the "Prior Trading Day") immediately prior to the day on which the Grantee delivers a Stock Exercise Notice, multiplied by (B) the Exchange Ratio (as defined in the Merger Agreement) in effect on the Prior

Trading Day. The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of a Triggering Event (as defined below) and prior to the termination of the Option in accordance with the terms of this Agreement.

                  b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying a date (subject to the HSR Act (as defined below)) not later than 10 business days and not earlier than the next business day following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, reclassification, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder, including its right to purchase Shares representing 18% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 15,673,160. In the event that any additional shares of Common Stock are issued after the date of this Agreement upon (i) the conversion of any currently issued Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Grantor, (ii) the exchange of any Exchangeable Non-Voting Shares of SoftKey Software Products Inc., (iii) the conversion of any amount of the 5 1/2% Senior Convertible Notes due 2000 of the Grantor, or (iv) the issuance of 828,054 shares of Common Stock in connection with the Grantor's acquisition of Palladium Interactive, Inc., the number of Shares subject to this Option shall be increased by 18% of the number of the additional shares of Common Stock so issued (and such additional Shares shall have a purchase price equal to the Purchase Price); provided, however, that in no event will the number of shares issued upon exercise of the Option exceed the maximum amount permitted to be issued without shareholder approval under the rules of the New York Stock Exchange ("NYSE").

            2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

                  a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

                  b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated and all other consents, approvals, orders, notifications or authorizations, the failure of which to obtain or make would have the effect of making the issuance of the Shares illegal (collectively, the "Regulatory Approvals") shall have been obtained or made; and

                  c) A Triggering Event has occurred. A "Triggering Event" shall have occurred at such time at which Grantee becomes entitled to receive the Additional Termination Fee from Grantor pursuant to Section 8.2(b) of the Merger Agreement.

            3. The Closing.

                  a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice, at 8:00 A.M., local time, at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

                  b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

            4. Representations And Warranties of the Grantor. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act and other than any filings required under the blue sky laws of any states or by the NYSE, the execution and delivery of this Agreement by the Grantor and the issuance of Shares upon exercise of the Option do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or bylaw or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; and (e) none of the restrictions of any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation (including, without limitation, the restrictions on "business combinations" set forth in
Section 203 of the Delaware General Corporation Law) is or shall be applicable to the acquisition of Shares pursuant to this Agreement (and the Board of Directors of Grantor has taken all action to approve the acquisition of the Shares to the extent necessary to avoid such application). Additionally, Grantor will not avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Grantor and Grantor will not take any action which would cause any of its representations or warranties not to be true in any material respect.

            5. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and will constitute a valid and binding obligation of the Grantee; and (b) the Grantee is acquiring the Option after the Grantee has been afforded the opportunity to obtain, and has obtained, sufficient information regarding the Grantor to make an informed investment decision with respect to the Grantee's purchase of the Shares issuable upon the exercise thereof, and, if and when the Grantee exercises the Option, it will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

            a) 6. Listing of Shares; HSR Act Filings; Regulatory Approvals. Subject to applicable law and the rules and regulations of the NYSE, the Grantor will promptly file an application to list the Shares on the NYSE and will use its best efforts to obtain approval of such listing and to file all necessary filings by the Grantor under the HSR Act; provided, however, that if the Grantor is unable to effect such listing on the NYSE by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Grantor will use its best efforts to obtain consents of all third parties and all Regulatory Approvals, if any, necessary to the consummation of the transactions contemplated.

            7. Registration Rights.

                  a) In the event that the Grantee shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, based on advice of counsel to Grantee, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days in any twelve month period if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise materially interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

                  b) If the Common Stock is registered pursuant to the provisions of this Section 7, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep effective for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers, directors and controlling persons from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates and its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

            8. Right of First Refusal. If the Grantee, at any time prior to the earlier of (a) the occurrence of a Change in Control Event (as defined below) or
(b) the second anniversary of the termination of the Merger Agreement, seeks to sell all or any part of the Shares (i) in a transaction registered under the Securities Act (other than in a registered public offering in which the underwriters are instructed to make a broad public distribution) or (ii) in a transaction not required to be registered under the Securities Act (other than in a transfer (a) by operation of law upon consummation of a merger or (b) as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of the Grantor), it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Shares:

                  a) The Grantee shall give notice to the Grantor in writing of its intent to sell Shares (a "Disposition Notice"), specifying the maximum number of Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto. For purposes of this Section 8, if the Disposition Notice is given with respect to the sale of the Shares pursuant to a tender or exchange offer, it shall be assumed that all Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Stock Exercise Notice.

                  b) The Grantor or its designee shall have the right, exercisable by written notice given to the Grantee within five business days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for shares of Common Stock, by written notice given to the Grantee at least two business days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date") if such

Disposition Notice was given at least four business days prior to such Expiration Date), to purchase all, but not less than all, of the Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average closing price (or the average closing bid and asked price if closing prices are unavailable) for such securities on their principal public trading market for the five trading days ending five days prior to the date of the Disposition Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the higher of (i) the cash included in the purchase price and (ii) the average closing price of the Common Stock on the NYSE for the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, the Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within thirty (30) days of the closing. Such determination shall be final and binding on all parties hereto. If, at the time of the purchase of any Shares by the Grantor (or its designee) pursuant to this Section 9, a tender or exchange offer is outstanding, then the Grantor (or its designee) shall agree at the time of such purchase to promptly pay to Grantee from time to time such additional amounts, if any, so that the consideration received by Grantee with respect to each Share shall be equal to the highest price paid for a share of Common Stock pursuant to such tender or exchange, or pursuant to any other tender or exchange offer outstanding at any time such tender or exchange offer is outstanding.

                  c) If the Grantor exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within five business days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one business day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above); provided, however, that at any time prior to the closing of the purchase of Shares hereunder, the Grantee may determine not to sell the Shares and revoke the Disposition Notice and, by so doing, cancel the Grantor's right of first refusal with respect to the disposition in question. The Grantor (or its designee) shall pay for the Shares in immediately available funds.

                  d) If the Grantor does not exercise its right of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for ninety (90) days following the expiration of such time for exercise to sell up to the maximum number of Shares specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period, then the provisions of this Section 9 will again apply to the sale of such shares.

                  e) For purposes of the Agreement, a "Change in Control Event" shall be deemed to have occurred if (i) any person has acquired beneficial ownership of more than 50% (excluding the Shares) of the outstanding shares of Common Stock or (ii) the Grantor shall have entered into an agreement, including without limitation an agreement in principle, providing for a merger or other business combination involving the Grantor or the acquisition of 30% or more of the assets of the Grantor and its subsidiaries, taken as a whole.

            9. Repurchase of Shares. If a Change in Control Event has not occurred prior to the first anniversary of the date on which the Option terminates pursuant to Section 20 hereof, then beginning on such anniversary date, and continuing for a period of 30 days thereafter, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares at the greater of (i) the Purchase Price, or (ii) the average closing price of the Common Stock on the NYSE Composite Tape for the five trading days ending five days prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within the thirty (30) day period following the first anniversary of the date on which the Option terminates, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than ten (10) business days and not earlier than two business days following the date such notice is given) for the closing of such purchase.

            10. Profit Limitation.

                  a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $125,000,000 (the "Profit Limit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall, within five business days, either (i) deliver to the Grantor for cancellation Shares (valued, for the purposes of this Section 10(a), at the average closing sales price of the Common Stock on the NYSE Composite Tape for the twenty consecutive trading days preceding the day on which the Grantee's Total Profit exceeds $125,000,000) previously purchased by the Grantee, (ii) pay cash or other consideration to the Grantor or refund in cash Liquidation Amounts previously paid or reduce or waive the amount of any Liquidation Amount payable pursuant to Section 8.2(b) of the Merger Agreement, or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

                  b) The term "Liquidation Amounts" means the aggregate amount of any Initial Termination Fee and Additional Termination Fee (each as defined in the Merger Agreement) payable or paid to Grantee pursuant to Section 8.2 of the Merger Agreement and not repaid or refunded to the Grantor pursuant to this
Section 10 or otherwise.

                  c) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Shares that would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit and, if exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

                  d) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash Liquidation Amounts received by Grantee pursuant to Section 8.2(b) of the Merger Agreement, (ii) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Shares.

                  e) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by the Grantee and its subsidiaries as of such date, were sold for cash at the closing market price for the Common Stock on the NYSE Composite Tape of the close of business on the preceding trading day (less customary brokerage commissions).

            11. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

            12. Specific Performance. The Grantor acknowledges that if the Grantor fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy.

In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

            13. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  If to the Grantor:

                  The Learning Company, Inc.

                              One Athenaeum Street

                  Cambridge, MA  02142
                  Attn:  Neal Winneg, Esq.
                  Telecopy: (617) 494-5660
                  With a copy to:

                              Hale and Dorr LLP

                  60 State Street
                  Boston, MA  02109
                  Attn:  Mark G. Borden, Esq.
                  Telecopy: (617) 526-5000
                  If to the Grantee:

                  Mattel, Inc.
                  333 Continental Boulevard
                  El Segundo, CA  90245-5012
                  Attn:  Ned Mansour, Esq.
                  Telecopy:  (310) 252-3671

                  With a copy to:

                  Latham & Watkins
                  633 West Fifth Street, Suite 4000
                  Los Angeles, California 90071-2007
                  Attn: Thomas C. Sadler, Esq.
                  Telecopy: (213) 891-8763

            14. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective permitted successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Except as set forth in Section 7, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

            15. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

            16. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries, but no such transfer shall relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations. Any assignment made in violation of this Section 16 shall be void.

            17. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

            18. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

            19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

            20. Termination. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date on which the Grantee realizes a Total Profit equal to the Profit Limit, (iii) the date on which the Merger Agreement is terminated if no Initial Termination Fee or Additional Termination Fee (each as defined in the Merger Agreement) could be payable to Grantor pursuant to the terms of the Merger Agreement upon the occurrence of certain events or the passage of time, and (iv) if no Triggering Event shall have occurred, the date that is twelve months after the termination of the Merger Agreement, and (v) 180 days following the occurrence of a Triggering Event (the date referred to in this clause (v) being referred to as the "Option Expiration Date"); provided, however, that if the Option cannot be exercised or the Shares cannot be delivered to the Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied, the Option Expiration Date shall be extended for a period of up to an additional sixty (60) days; and provided, further, that, if at any time the Grantee seeks to exercise the Option by delivery of a Stock Exercise Notice but is unable to do so with respect to all of the Shares subject to the Option at the Purchase Price because of the limitation on profit contained in Section 10(b) hereof, the Option Termination Date shall be extended for an additional 30 days from the date of such Stock Exercise Notice (but in no event shall the Option Termination Date be more than 240 days after the occurrence of a Triggering Event). "Notice Date" shall mean the date, if any, upon which the Grantee delivers a Stock Exercise Notice to the Grantor.

            All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

            21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                           [Signature Page to Follow]

                    Signature page for Stock Option Agreement



            IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                       THE LEARNING COMPANY, INC.


                                       ________________________________________
                                       By:
                                       Its:




                                       MATTEL, INC.



                                       ________________________________________
                                       By:
                                       Its:

                                    EXHIBIT B
                      FORM OF STOCKHOLDER SUPPORT AGREEMENT

            STOCKHOLDER SUPPORT AGREEMENT, dated as of December 13, 1998 (this "Agreement"), by the stockholders listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder") to and for the benefit of Mattel, Inc., a Delaware corporation ("Acquiror"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

            WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of The Learning Company, Inc., a Delaware corporation (the "Company"), as set forth on Schedule I hereto (such shares or any other voting or equity of securities of the Company, hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

            WHEREAS, concurrently with the execution of this Agreement, Acquiror and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Acquiror, and Acquiror will be the surviving corporation (the "Merger"); and

            WHEREAS, as a condition to the willingness of the Company and Acquiror to enter into the Merger Agreement, Acquiror has requested that the Stockholders agree, and in order to induce Acquiror to enter into the Merger Agreement, the Stockholders are willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

            Section 1. Voting of Shares. Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Company Stockholder Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders. In addition, such Stockholder agrees that it will, upon request by Acquiror, furnish written confirmation, in form and substance reasonably acceptable to Acquiror, of such Stockholder's vote in favor of the Merger Agreement and the Merger. Each Stockholder covenants and agrees to deliver to Acquiror upon request immediately prior to any vote contemplated by the first sentence of this Section 1, a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law, and Acquiror agrees to vote the Shares subject to such Proxy in favor of the approval and adoption of the Merger Agreement and the Merger. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Each Stockholder acknowledges and agrees that this proxy, if and when given, shall be coupled with an interest, shall constitute, among other things, an inducement for Acquiror to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event and that no subsequent proxies with respect to such Shares shall be given (and if given shall not be effective); provided, however, that any such proxy shall terminate automatically and without further action on behalf of the Stockholders upon the termination of this Agreement.

            Section 2. Transfer of Shares. Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares,
(b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or
(c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

            Section 3. Treatment of Company Preferred Stock. (a) Subject to the terms and conditions of this Agreement, each Stockholder agrees that, immediately prior to the Effective Time, each share of the Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock"), beneficially owned by such Stockholder shall be converted into shares of Company Common Stock in accordance with the Company's Certificate of Designation for the Company Preferred Stock, which shares shall then, in accordance with the terms of the Merger Agreement, be converted in the Merger into the right to receive shares of Acquiror Common Stock equal to the product of (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock issuable upon conversion of such share of Company Preferred Stock immediately prior to the Effective Time (such conversion by any holder of Company Common Stock is hereby referred to as the "Company Preferred Stock Conversion"). Each Stockholder agrees to deliver the certificates evidencing its Company Preferred Stock to the Company on or prior to the fifth business day preceding the Effective Time, along with appropriate instructions and authorization to cause such shares of the Company Preferred Stock to be converted to Company Common Stock as contemplated hereby.

                  (b) In the event that any holder of Company Preferred Stock has not agreed to make a Company Preferred Stock Conversion, as provided above, or fails to perform the obligations set forth above, each Stockholder hereby agrees to vote all of its Shares in favor of an amendment to the Certificate of Designation or to the Restated Certificate of Incorporation of the Company, as amended as of the date hereof (the "Certificate of Incorporation"), in order to cause the conversion of all outstanding Company Preferred Stock in the Merger as contemplated by Section 2.7(b) of the Merger Agreement.

            Section 4. Representations and Warranties of the Stockholders. Each Stockholder on its own behalf hereby represents and warrants to Acquiror with respect to itself and its or her ownership of the Shares as follows:

                  (a) Ownership of Shares. On the date hereof, the Shares are owned beneficially by Stockholder or its nominee. Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

                  (b) Power, Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any material agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform its obligations hereunder.

            Section 5. No Solicitation. Prior to the termination of this Agreement in accordance with its terms, each Stockholder agrees, in its individual capacity as a stockholder of the Company that (i) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and (ii) it will notify Acquiror as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates in its individual capacity; provided, that, notwithstanding the foregoing, each Stockholder shall not be prohibited from taking any such actions to the extent that the Company or its Board of Directors is permitted to take such actions under the Merger Agreement, including without limitation Section 6.3 thereof.

            Section 6. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that the provisions of Section 9 of this Agreement shall survive any termination of this Agreement; and provided further that no such termination shall relieve any party of liability for a willful or intentional breach hereof prior to termination.

            Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            Section 8. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

            Section 9.  Miscellaneous.

                  (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

                  (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                  (d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            Section 10. Registration of Shares.

                  Acquiror shall file with the Securities and Exchange Commission, as promptly as practicable following the six month anniversary of the date on which the consolidated results of operations of Acquiror and the Company, including at least 30 days of combined operations after the Effective Time, are made available to the public (the "Six Month Date"), a registration statement on Form S-3 covering the resale to the public by Thomas H. Lee Company, Thomas H. Lee Equity Fund III, L.P., Thomas H Lee Foreign Fund III, L.P., Bain Capital Fund V, L.P., Bain Capital V-B, L.P., BCIP Associates, L.P., BCIP Trust Associates, L.P. of Acquiror Common Stock (the "Stockholder Registration Statement") issued or issuable pursuant to the Merger (including shares of Acquiror Common Stock issuable upon exercise of stock options). The Acquiror shall cause the Stockholder Registration Statement to remain effective until the earlier of one year after the Six Month Date or such time as all of the Acquiror Common Stock covered by the Stockholder Registration Statement has been sold pursuant thereto.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                       MATTEL, INC.

                                       By:_________________________________
                                       Name:
                                       Title:

                                       ____________________________________
                                       Anthony J. DiNovi

                                       ____________________________________
                                       Mark E. Nunnelly

                                       ____________________________________
                                       Scott M. Sperling


                                       THOMAS H. LEE COMPANY

                                       By:________________________________
                                       Name:
                                       Title:


                                       THOMAS H. LEE EQUITY FUND III, L.P.

                                       By:  THL Equity Advisors III
                                            Limited Partnership
                                            as General Partner

                                       By:  THL Equity Trust III,
                                            as General Partner

                                       By:________________________________
                                       Name:
                                       Title:


                                       THOMAS H. LEE FOREIGN FUND III, L.P.

                                       By:  THL Equity Advisors III
                                            Limited Partnership
                                            as General Partner

                                       By:  THL Equity Trust III,
                                            as General Partner

                                       By:_______________________________
                                       Name:
                                       Title:


                                       BAIN CAPITAL FUND V, L.P.

                                       By:  Bain Capital Partners V, L.P.
                                            as General Partner

                                       By:  Bain Capital Investors V, Inc.,
                                            as General Partner

                                       By:_______________________________
                                       Name:
                                       Tile:

                                       BAIN CAPITAL FUND V-B, L.P.

                                       By:  Bain Capital Partners V, L.P.
                                            as General Partner

                                       By:_______________________________
                                       Name:
                                       Tile:


                                       BCIP ASSOCIATES, L.P.

                                       By:_______________________________
                                       Name:
                                       Tile:


                                       BCIP TRUST ASSOCIATES, L.P.

                                       By:_______________________________
                                       Name:
                                       Tile:

                                   SCHEDULE I


                                                                 NUMBER OF SHARES OF
                         NUMBER OF SHARES OF COMPANY        COMPANY SERIES A CONVERTIBLE
                          COMMON STOCK, PAR VALUE           PARTICIPATING PREFERRED STOCK,
Name of Stockholder           $.01 PER SHARE                   PAR VALUE $.01 PER SHARE
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
TOTAL

-------------------------------------------------------------------------------------------

                                     ANNEX A

                                  FORM OF PROXY

The undersigned, for consideration received, hereby appoints Mattel, Inc. a Delaware corporation ("Acquiror"), its proxy to vote the shares of capital stock of The Learning Company, Inc., a Delaware corporation (the "Company") (the "Shares"), owned by the undersigned and described on Schedule I to the Stockholder Support Agreement referred to below and which the undersigned is entitled to vote at any meeting of stockholders of the Company, and at any adjournment thereof, to be held for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 13, 1998 (the "Merger Agreement"), by and among the Company and Acquiror, providing for the merger (the "Merger") of the Company with and into Acquiror, FOR such proposal. This proxy is subject to the terms of the Stockholder Support Agreement, is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to the Shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Stockholder Support Agreement, dated as of December 13, 1998, between the undersigned and Acquiror, a copy of such Agreement being attached hereto, terminates in accordance with its terms.


                                 ------------------------
                                 NAME:

                                    EXHIBIT B
                      FORM OF STOCKHOLDER SUPPORT AGREEMENT

            STOCKHOLDER SUPPORT AGREEMENT, dated as of December 13, 1998 (this "Agreement"), by the stockholders listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder") to and for the benefit of Mattel, Inc., a Delaware corporation ("Acquiror"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

            WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of The Learning Company, Inc., a Delaware corporation (the "Company"), as set forth on Schedule I hereto (such shares or any other voting or equity of securities of the Company, hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

            WHEREAS, concurrently with the execution of this Agreement, Acquiror and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Acquiror, and Acquiror will be the surviving corporation (the "Merger"); and

            WHEREAS, as a condition to the willingness of the Company and Acquiror to enter into the Merger Agreement, Acquiror has requested that the Stockholders agree, and in order to induce Acquiror to enter into the Merger Agreement, the Stockholders are willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

            Section 1. Voting of Shares. Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Company Stockholder Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders. In addition, such Stockholder agrees that it will, upon request by Acquiror, furnish written confirmation, in form and substance reasonably acceptable to Acquiror, of such Stockholder's vote in favor of the Merger Agreement and the Merger. Each Stockholder covenants and agrees to deliver to Acquiror upon request immediately prior to any vote contemplated by the first sentence of this Section 1, a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law, and Acquiror agrees to vote the Shares subject to such Proxy in favor of the approval and adoption of the Merger Agreement and the Merger. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Each Stockholder acknowledges and agrees that this proxy, if and when given, shall be coupled with an interest, shall constitute, among other things, an inducement for Acquiror to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event and that no subsequent proxies with respect to such Shares shall be given (and if given shall not be effective); provided, however, that any such proxy shall terminate automatically and without further action on behalf of the Stockholders upon the termination of this Agreement.

            Section 2. Transfer of Shares. Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares,
(b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or
(c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

            Section 3. Treatment of Company Preferred Stock. (a) Subject to the terms and conditions of this Agreement, each Stockholder agrees that, immediately prior to the Effective Time, each share of the Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock"), beneficially owned by such Stockholder shall be converted into shares of Company Common Stock in accordance with the Company's Certificate of Designation for the Company Preferred Stock, which shares shall then, in accordance with the terms of the Merger Agreement, be converted in the Merger into the right to receive shares of Acquiror Common Stock equal to the product of (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock issuable upon conversion of such share of Company Preferred Stock immediately prior to the Effective Time (such conversion by any holder of Company Common Stock is hereby referred to as the "Company Preferred Stock Conversion"). Each Stockholder agrees to deliver the certificates evidencing its Company Preferred Stock to the Company on or prior to the fifth business day preceding the Effective Time, along with appropriate instructions and authorization to cause such shares of the Company Preferred Stock to be converted to Company Common Stock as contemplated hereby.

                  (b) In the event that any holder of Company Preferred Stock has not agreed to make a Company Preferred Stock Conversion, as provided above, or fails to perform the obligations set forth above, each Stockholder hereby agrees to vote all of its Shares in favor of an amendment to the Certificate of Designation or to the Restated Certificate of Incorporation of the Company, as amended as of the date hereof (the "Certificate of Incorporation"), in order to cause the conversion of all outstanding Company Preferred Stock in the Merger as contemplated by Section 2.7(b) of the Merger Agreement.

            Section 4. Representations and Warranties of the Stockholders. Each Stockholder on its own behalf hereby represents and warrants to Acquiror with respect to itself and its or her ownership of the Shares as follows:

                  (a) Ownership of Shares. On the date hereof, the Shares are owned beneficially by Stockholder or its nominee. Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

                  (b) Power, Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any material agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform its obligations hereunder.

            Section 5. No Solicitation. Prior to the termination of this Agreement in accordance with its terms, each Stockholder agrees, in its individual capacity as a stockholder of the Company that (i) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and (ii) it will notify Acquiror as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates in its individual capacity; provided, that, notwithstanding the foregoing, each Stockholder shall not be prohibited from taking any such actions to the extent that the Company or its Board of Directors is permitted to take such actions under the Merger Agreement, including without limitation Section 6.3 thereof.

            Section 6. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that the provisions of Section 9 of this Agreement shall survive any termination of this Agreement; and provided further that no such termination shall relieve any party of liability for a willful or intentional breach hereof prior to termination.

            Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            Section 8. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

            Section 9.  Miscellaneous.

                  (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

                  (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                  (d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                       MATTEL, INC.


                                       By:_________________________________
                                       Name:
                                       Title:

                                       ____________________________________
                                       Michael J. Perik

                                       ____________________________________
                                       Kevin O'Leary

                                       ____________________________________
                                       Lamar Alexander

                                       ____________________________________
                                       Michael A. Bell

                                       ____________________________________
                                       Robert Gagnon

                                       ____________________________________
                                       Carolynn N. Reid-Wallace

                                       ____________________________________
                                       Robert A. Rubinoff

                                       ____________________________________
                                       Paul J. Zepf


                                       CENTRE CAPITAL INVESTORS II, L.P.
                                       CENTRE CAPITAL TAX-EXEMPT
                                       INVESTORS II, L.P.
                                       CENTRE CAPITAL OFFSHORE
                                       INVESTORS II, L.P.

                                       By:  Centre Partners II, L.P.,
                                            as General Partner

                                       By:  Centre Partners Management LLC,
                                            as Attorney-in-Fact

                                       By:________________________________
                                       Name:
                                       Title:


                                       CENTRE PARALLEL MANAGEMENT
                                       PARTNERS, L.P.
                                       CENTRE PARTNERS COINVESTMENT, L.P.

                                       By:  Centre Partners II LLC,
                                            as General Partner


                                       By:________________________________
                                       Name:
                                       Title:


                                       STATE BOARD OF ADMINISTRATION OF
                                       FLORIDA

                                       By:  Centre Parallel Management
                                            Partners, L.P.,
                                            as Manager

                                       By:  Centre Partners Management LLC,
                                            as Attorney-in-Fact

                                       By:_______________________________
                                       Name:
                                       Title:

                                   SCHEDULE I


                                                                 NUMBER OF SHARES OF
                         NUMBER OF SHARES OF COMPANY        COMPANY SERIES A CONVERTIBLE
                          COMMON STOCK, PAR VALUE           PARTICIPATING PREFERRED STOCK,
Name of Stockholder           $.01 PER SHARE                   PAR VALUE $.01 PER SHARE
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
TOTAL

-------------------------------------------------------------------------------------------

                                     ANNEX A

                                  FORM OF PROXY

The undersigned, for consideration received, hereby appoints Mattel, Inc. a Delaware corporation ("Acquiror"), its proxy to vote the shares of capital stock of The Learning Company, Inc., a Delaware corporation (the "Company") (the "Shares"), owned by the undersigned and described on Schedule I to the Stockholder Support Agreement referred to below and which the undersigned is entitled to vote at any meeting of stockholders of the Company, and at any adjournment thereof, to be held for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 13, 1998 (the "Merger Agreement"), by and among the Company and Acquiror, providing for the merger (the "Merger") of the Company with and into Acquiror, FOR such proposal. This proxy is subject to the terms of the Stockholder Support Agreement, is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to the Shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Stockholder Support Agreement, dated as of December 13, 1998, between the undersigned and Acquiror, a copy of such Agreement being attached hereto, terminates in accordance with its terms.


                                 ------------------------
                                 NAME:

                                    EXHIBIT C
                        FORM OF COMPANY AFFILIATE LETTER


Mattel, Inc.
333 Continental Boulevard
El Segundo, CA  90245-5012

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of The Learning Company, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 13, 1998 (the "Agreement"), between Mercury, a Delaware corporation ("Acquiror"), and the Company, the Company will be merged with and into Acquiror (the "Merger") and Acquiror will be the surviving corporation.


                  As a result of the Merger, I may receive shares of common stock, par value $1.00 per share, of Acquiror (the "Acquiror Common Stock") in exchange for shares owned by me of common stock, par value $0.01 per share, of the Company ("Company Common Stock") or shares of Series A Convertible Participating Preferred Stock, par value $.01 per shares, of the Company (the "Company Preferred Stock").


                  1. Compliance with the Act. I represent, warrant and covenant to Acquiror that in the event I receive any Acquiror Common Stock as a result of the Merger:


            a) I shall not make any sale, transfer or other disposition of the Acquiror Common Stock in violation of the Act or the Rules and Regulations.

            b) I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Acquiror Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

            c) I have been advised that the issuance of Acquiror Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Acquiror Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Acquiror Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Acquiror, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            d) Except as may be set forth in my Stockholder Support Agreement with Acquiror, if any, I understand that Acquiror is under no obligation to register the sale, transfer or disposition of the Acquiror Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available; provided, however, that Acquiror shall meet the requirements of paragraph (c) of Rule 144 promulgated under the Act.

            e) I also understand that stop transfer instructions will be given to the Acquiror's transfer agent with respect to the Acquiror Common Stock and that there will be placed on the Certificates for the Acquiror Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

            f) "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED DECEMBER 13, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND MATTEL, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MATTEL, INC."

            g) I also understand that unless the transfer by me of my Acquiror Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Acquiror reserves the right to put the following legend on the certificates issued to my transferee:

            h) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY

      NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

            It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Acquiror Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired Acquiror Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Acquiror has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Acquiror, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

            2. Pooling Requirements. The undersigned will not sell, assign, transfer or otherwise dispose of or encumber (i) any shares of Company Common Stock or Company Preferred Stock, whether now owned or hereafter acquired by the undersigned, (ii) any options, warrants, or other rights to receive such stock, whether now owned or hereafter acquired by the undersigned, (iii) any shares of Acquiror Common Stock, whether now owned or hereafter acquired by the undersigned or (iv) any options, warrants, o other rights to receive such Acquiror Common Stock, whether now owned or hereafter acquired by the undersigned, in each of the foregoing cases, from thirty (30) days prior to the closing of the Merger until the consolidated results of operations of Acquiror and the Company, including at least thirty (30) days of combined operations after the Effective Time (as defined in the Agreement), are made available to the public. The restrictions set forth herein may be waived by the Company to the extent such waiver, in the opinion of both the Acquiror's and the Company's independent accountants, does not jeopardize the treatment of the Merger as a pooling of interests.

            3. Certain Tax Matters. The undersigned does not intend to take a position on any federal or state income tax return that is inconsistent with the treatment of the Merger as a tax-free reorganization for federal or state income tax purposes.

            Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.



                                        Very truly yours,


                                        ______________________________
Accepted this ____ day of               Signature
December ____, 1998 by

                                        ______________________________
                                        Print Name


MATTEL, INC.

By: _____________________
Name:
Title:

                                    EXHIBIT D
                        FORM OF ACQUIROR AFFILIATE LETTER


The Learning Company, Inc.
One Athenaeum
Cambridge, MA  02142

Ladies and Gentlemen:

      I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Mattel, Inc., a Delaware corporation ("Acquiror"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 13, 1998 (the "Agreement"), between Acquiror and The Learning Company, Inc., a Delaware company (the "Company"), the Company will be merged with and into Acquiror (the "Merger"), with Acquiror continuing as the surviving corporation after the Merger.

      I represent, warrant and covenant to the Company as set forth below and recognize that the Company and Acquiror are relying on this letter in consummating the Merger.

      1. Pooling Requirements. The undersigned will not sell, assign, transfer or otherwise dispose of or encumber (i) any shares of common stock, par value $1.00 per share, of Acquiror, whether now owned or hereafter acquired by the undersigned, (ii) any options, warrants, or other rights to receive such stock, whether now owned or hereafter acquired by the undersigned, (iii) any shares of common stock, par value $0.01 per share, of the Company, whether now owned or hereafter acquired by the undersigned, or (iv) any options, warrants, or other rights to receive such stock, whether now owned or hereafter acquired by the undersigned, in each of the foregoing cases, from thirty (30) days prior to the closing of the Merger until the consolidated results of operations of Acquiror and the Company, including at least thirty (30) days of combined operations after the Effective Time (as defined in the Agreement), are made available to the public. The restrictions set forth herein may be waived by Acquiror to the extent such waiver, in the opinion of both the Acquiror's and the Company's independent accountants, does not jeopardize the treatment of the Merger as a pooling of interests.

      2. Certain Tax Matters. The undersigned does not intend to take a position on any federal or state income tax return that is inconsistent with the treatment of the Merger as a tax-free reorganization for federal or state income tax purposes.

Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Acquiror as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.




                                             Very truly yours,


                                        ______________________________
Accepted this ____ day of               Signature
December ____, 1998 by

                                        ______________________________
                                        Print Name


THE LEARNING COMPANY, INC.



By: ______________________
Name:
Title:


                                       D-2